                                                                       Exhibit A
CUSIP NO. 58449S-10-5                 13D


                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

                            DATED AS OF MAY 18, 1999

                                  BY AND AMONG



                             MEDICAL ALLIANCE, INC.,

                             DHS ACQUISITION CORP.,

                                       AND

                        DIAGNOSTIC HEALTH SERVICES, INC.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
TABLE OF DEFINITIONS                                                                                              v

ARTICLE I            THE MERGER                                                                                   2

         Section 1.01        The Merger                                                                           2
         Section 1.02        Conversion of Shares                                                                 3
         Section 1.03        Surrender and Payment                                                                4
         Section 1.04        Stock Option Plans                                                                   6
         Section 1.05        DHS Warrants                                                                         7
         Section 1.06        DHS Preferred Stock                                                                  7
         Section 1.07        Fractional Shares                                                                    7

ARTICLE II           THE SURVIVING CORPORATION                                                                    8

         Section 2.01        Certificate of Incorporation                                                         8
         Section 2.02        By-Laws                                                                              8
         Section 2.03        Directors and Officers                                                               8

ARTICLE III          REPRESENTATIONS AND WARRANTEES OF MAI                                                        8

         Section 3.01        Organization and Power                                                               8
         Section 3.02        Corporate Authorization                                                              9
         Section 3.03        Governmental Authorization                                                           9
         Section 3.04        Non-Contravention                                                                   10
         Section 3.05        Capitalization of MAI                                                               10
         Section 3.06        Capitalization of Subsidiaries                                                      11
         Section 3.07        SEC Filings                                                                         12
         Section 3.08        Financial Statements                                                                12
         Section 3.09        Information Supplied                                                                13
         Section 3.10        Absence of Certain Changes                                                          13
         Section 3.11        No Undisclosed Liabilities                                                          14
         Section 3.12        Litigation                                                                          15
         Section 3.13        Taxes                                                                               15
         Section 3.14        Employee Benefit Plans; ERISA                                                       17
         Section 3.15        Certain Agreements; Compliance with Agreements                                      18
         Section 3.16        Compliance with Laws and-Orders                                                     20
         Section 3.17        Environmental Matters                                                               21
         Section 3.18        Assets                                                                              22
         Section 3.19        Intellectual Property Rights                                                        22
         Section 3.20        Labor Matters                                                                       22
         Section 3.21        Transactions with Affiliates                                                        23



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
         Section 3.22        Insurance                                                                           23
         Section 3.23        Takeover Statutes                                                                   23
         Section 3.24        Finders' Fees                                                                       24

ARTICLE IV           REPRESENTATIONS AND WARRANTIES OF DHS                                                       24

         Section 4.01        Organization and Power                                                              24
         Section 4.02        Corporate Authorization                                                             24
         Section 4.03        Governmental Authorization                                                          25
         Section 4.04        Non-Contravention                                                                   25
         Section 4.05        Capitalization of DHS                                                               25
         Section 4.06        Capitalization of Subsidiaries                                                      26
         Section 4.07        SEC Filings                                                                         27
         Section 4.08        Financial Statements                                                                27
         Section 4.09        Information Supplied                                                                28
         Section 4.10        Absence of Certain Changes                                                          28
         Section 4.11        No Undisclosed Liabilities                                                          29
         Section 4.12        Litigation                                                                          29
         Section 4.13        Taxes                                                                               30
         Section 4.14        Employee Benefits; ERISA                                                            32
         Section 4.15        Certain Agreements; Compliance with Agreements                                      33
         Section 4.16        Compliance with Laws and Orders                                                     35
         Section 4.17        Environmental Matters                                                               35
         Section 4.18        Assets                                                                              35
         Section 4.19        Intellectual Property Rights                                                        36
         Section 4.20        Labor Matters                                                                       36
         Section 4.21        Transactions with Affiliates                                                        37
         Section 4.22        Insurance                                                                           37
         Section 4.23        Takeover Statutes                                                                   37
         Section 4.24        Finders' Fees                                                                       37

ARTICLE V            COVENANTS                                                                                   38

         Section 5.01        Conduct of MAI                                                                      38
         Section 5.02        Conduct of DHS                                                                      40
         Section 5.03        No Solicitation                                                                     42
         Section 5.04        Approval of Stockholders                                                            44
         Section 5.05        Preparation of Form S-4 and Proxy Statement                                         45
         Section 5.06        Access to Information                                                               46
         Section 5.07        Notices of Certain Events                                                           46
         Section 5.08        Regulatory and Other Approvals                                                      47
         Section 5.09        Public Announcements                                                                47
         Section 5.10        Further Assurances                                                                  48
         Section 5.11        MAI Affiliates                                                                      48
         Section 5.12        Obligations of Merger Subsidiary                                                    48
         Section 5.13        Listing of Stock                                                                    48



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

         Section 5.14        Antitakeover Statutes                                                               48
         Section 5.15        Tax Treatment                                                                       49
         Section 5.16        Appointment of Directors                                                            49
         Section 5.17        Director and Officer Indemnification                                                49
         Section 5.18        Employee Benefits                                                                   49
         Section 5.19        Good Faith Efforts                                                                  50

ARTICLE VI           GENERAL CONDITIONS PRECEDENT TO THE MERGER                                                  50

         Section 6.01        Stockholder Approval                                                                50
         Section 6.02        HSR Act                                                                             50
         Section 6.03        Registration Statements; State Securities Laws                                      50
         Section 6.04        Listing                                                                             50
         Section 6.05        Suits or Other Proceedings                                                          50

ARTICLE VII          CONDITIONS PRECEDENT TO THE OBLIGATIONS OF DHS                                              51

         Section 7.01        Representations and Warranties                                                      51
         Section 7.02        Performance of Obligations                                                          51
         Section 7.03        No Material Adverse Change                                                          51
         Section 7.04        Consents                                                                            51
         Section 7.05        Opinion of MAI Counsel                                                              51
         Section 7.06        Proceedings                                                                         51
         Section 7.07        Tax Opinion                                                                         52
         Section 7.08        Fairness Opinion                                                                    52

ARTICLE VIII         CONDITIONS PRECEDENT TO THE OBLIGATIONS OF MAI AND MERGER SUBSIDIARY                        52

         Section 8.01        Representations and Warranties                                                      52
         Section 8.02        Performance of Obligations                                                          52
         Section 8.03        No Material Adverse Change                                                          53
         Section 8.04        Consents                                                                            53
         Section 8.05        Opinion of DHS Counsel                                                              53
         Section 8.06        Proceedings                                                                         53
         Section 8.07        Fairness Opinion                                                                    53
         Section 8.08        Accounting Matters                                                                  53

ARTICLE IX           TERMINATION                                                                                 54

         Section 9.01        Termination                                                                         54
         Section 9.02        Effect of Termination                                                               55

ARTICLE X            MISCELLANEOUS                                                                               56

         Section 10.01       Notices                                                                             56
         Section 10.02       Entire Agreement Non-Survival of Representations and Warranties: Third Party
                             Beneficiaries                                                                       57



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
         Section 10.03       Amendment                                                                           58
         Section 10.04       Waiver                                                                              58
         Section 10.05       Expenses                                                                            58
         Section 10.06       Successors and Assigns                                                              58
         Section 10.07       Governing Law                                                                       58
         Section 10.08       Jurisdiction                                                                        58
         Section 10.09       Counterparts: Effectiveness                                                         59
         Section 10.10       Interpretation                                                                      59
         Section 10.11       Severability                                                                        59
         Section 10.12       Specific Performance                                                                59
         Section 10.13       Performance by Merger Subsidiary                                                    59


EXHIBITS

Voting Agreement                                                                                                 A

Affiliate Letter                                                                                                 B

Registration Rights Agreement                                                                                    C

Opinion of MAI Counsel                                                                                           D

Opinion of DHS Counsel                                                                                           E



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

                              TABLE OF DEFINITIONS

TERM                                                                                                SECTION
----                                                                                                -------
1933 Act                                                                                            3.03
1934 Act                                                                                            3.03
Adjusted Option                                                                                     1.04(a)
Adjusted Warrant                                                                                    1.05
Affiliate Letter                                                                                    5.11
Alternative Proposal                                                                                5.03(a)
Antitrust Division                                                                                  5.08
Closing                                                                                             1.01(b)
Closing Date                                                                                        1.01(b)
Code                                                                                                recitals
Confidentiality Agreement                                                                           5.06(a)
Delaware Law                                                                                        1.01(a)
DHS                                                                                                 preamble
DHS 10-K                                                                                            4.08
DHS Agreement                                                                                       4.04
DHS Balance Sheet                                                                                   4.08
DHS Balance Sheet Date                                                                              4.08
DHS Benefit Plans                                                                                   4.14(a)
DHS Common Stock                                                                                    1.02(a)
DHS Disclosure Letter                                                                               4.01
DHS ERISA Affiliate                                                                                 4.14(a)
DHS Financial Statements                                                                            4.08
DHS Group                                                                                           4.13(i)
DHS Holders                                                                                         recitals
DHS Option Plans                                                                                    1.04(a)
DHS Stock Option                                                                                    1.04(a)
DHS Permits                                                                                         4.16
DHS Plans                                                                                           4.05(a)
DHS Preferred Stock                                                                                 4.05(a)
DHS SEC Documents                                                                                   4.07(a)
DHS Securities                                                                                      4.05(a)
DHS Stockholders' Approval                                                                          5.04(a)
DHS Stockholders' Meeting                                                                           5.04(a)
DHS Subsidiary Securities                                                                           4.06
DHS Tax Returns                                                                                     4.13
DHS Warrants                                                                                        1.05
Effective Time                                                                                      1.01(c)
Environmental Laws                                                                                  3.17(b)
Environmental Liabilities                                                                           3.17(b)
ERISA                                                                                               3.14(a)
Exchange Agent                                                                                      1.03(a)



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

Form S-4                                                                                            3.09
FTC                                                                                                 5.08
GAAP                                                                                                3.08
Governmental Authorities                                                                            3.03
Hazardous Substance                                                                                 3.17(b)
HSR Act                                                                                             3.03
Indemnified Persons                                                                                 5.17
Intellectual Property                                                                               3.19(a)
Laws                                                                                                3.04
Lien                                                                                                3.04
MAI                                                                                                 preamble
MAI 10-K                                                                                            3.08
MAI Affiliates                                                                                      5.11
MAI Agreement                                                                                       3.04
MAI Balance Sheet Date                                                                              3.08
MAI Balance Sheet                                                                                   3.08
MAI Benefit Plans                                                                                   3.14(a)
MAI Common Stock                                                                                    1.02(a)
MAI Disclosure Letter                                                                               2.03
MAI ERISA Affiliate                                                                                 3.14(a)
MAI Financial Statements                                                                            3.08
MAI Group                                                                                           3.13(i)
MAI Holders                                                                                         recitals
MAI Option Plan                                                                                     3.05(a)
MAI Permits                                                                                         3.16
MAI Proposal                                                                                        5.03(b)
MAI SEC Documents                                                                                   3.07(a)
MAI Securities                                                                                      3.05(a)
MAI Stock Option                                                                                    1.04(a)
MAI Shareholders' Approval                                                                          5.04(b)
MAI Shareholders' Meeting                                                                           5.04(b)
MAI Subsidiary Securities                                                                           3.06
MAI Tax Returns                                                                                     3.13(a)
MAI Warrants                                                                                        3.05
Material Adverse Effect                                                                             3.01
Merger                                                                                              1.01(a)
Merger Consideration                                                                                1.02(c)
Merger Subsidiary                                                                                   preamble
Most Recent DHS Balance Sheet                                                                       4.08(b)
Most Recent MAI Balance Sheet                                                                       3.08(b)
Notice of Superior Proposal                                                                         5.04(a)
Orders                                                                                              3.04
Person                                                                                              1.02(d)
Proxy Statement                                                                                     3.09
Qualified Stock Options                                                                             1.04(a)



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
SEC                                                                                                 3.07(a)
Service                                                                                             3.13(h)
Share(s)                                                                                            1.02(a)
Stockholders                                                                                        recitals
Shareholders' Meetings                                                                              5.04(b)
Subsidiary                                                                                          1.02(d)
Subsidiary of MAI                                                                                   3.17(b)
Superior Proposal                                                                                   5.04(a)
Surviving Corporation                                                                               1.01(a)
Takeover Statute                                                                                    3.23
Tax Return                                                                                          3.13(1)
Taxes                                                                                               3.13(1)
Taxing Authority                                                                                    3.13(1)
Texas Law
Voting Agreement                                                                                    recitals



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


                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

         AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER dated as of May 18, 1999 among MEDICAL ALLIANCE, INC., a Texas corporation ("MAI"), DHS ACQUISITION CORP., a Delaware corporation ("Merger Subsidiary"), and DIAGNOSTIC HEALTH SERVICES, INC., a Delaware corporation ("DHS").


                              W I T N E S S E T H:

         WHEREAS, DHS and its Subsidiaries are engaged primarily in the provision of outsourced medical support services and equipment to hospitals, physician offices and other health care facilities, and MAI and its Subsidiaries are engaged primarily in the provision of services used to create temporary surgical environments in physician offices; and

         WHEREAS, DHS and MAI are parties to an Agreement and Plan of Merger dated as of February 18, 1999 (the "Original Agreement"), pursuant to which the parties thereto contemplated effecting the business combination of DHS and MAI by means of the merger of a wholly-owned subsidiary of DHS with and into MAI; and

         WHEREAS, the respective Boards of Directors of DHS and MAI have determined to restructure the proposed business combination on the terms and conditions hereinafter set forth, and to amend and restate the Original Agreement pursuant to this Agreement; and

         WHEREAS, the respective Boards of Directors of DHS and MAI have approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the acquisition of DHS by MAI by means of a merger of Merger Subsidiary into DHS, as a result of which DHS will become a wholly-owned subsidiary of MAI, all on the terms and conditions set forth herein; and

         WHEREAS, for United States federal income tax purposes, it is intended that the Merger contemplated by this Agreement qualify as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "CODE"); and

         WHEREAS, as a condition and inducement to MAI entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, MAI is entering into a Voting Agreement with Mapleleaf Capital, Ltd., Sunwestern Cayman 1998 Partners, Sunwestern Investment Fund III, Paul R. Herchman, Gary B. Hill, David A. Kallenberger, Thomas A. Montgomery, Leon Pritzker and Tony LeVecchio (collectively, the "MAI HOLDERS") and Max W. Batzer, Brad A. Hummel, James R. Angelica, Thomas M. Sestak, Bo W. Lycke and Bonnie G. Lankford (collectively, the "DHS HOLDERS," and collectively with the MAI Holders, the "STOCKHOLDERS"), in the form of Exhibit A hereto (the "VOTING AGREEMENT") pursuant to which, among other things, the DHS Holders have agreed to vote the shares of DHS Common Stock owned by them in favor of this Agreement, the Merger and the




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

other transactions provided for herein, and the MAI Holders have agreed to vote the shares of MAI Common Stock owned by them in favor of the issuance of shares of MAI Common Stock pursuant to the Merger and the other transactions contemplated by the Merger.

         NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements set forth herein and in the Voting Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I
                                   THE MERGER

         Section 1.01      The Merger.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Subsidiary shall be merged (the "MERGER") with and into DHS in accordance with the Delaware General Corporation Law (the "DELAWARE LAW"), whereupon the separate existence of Merger Subsidiary shall cease, and DHS shall continue as the surviving corporation (the "SURVIVING CORPORATION").

                  (b) Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the "CLOSING") shall take place at 10:00 a.m. on a date to be specified by the parties (the "CLOSING DATE"), which shall be no later than the fifth business day after satisfaction of the conditions set forth in Article VI, at the offices of Jackson Walker L.L.P. in Dallas, Texas, unless another time, date or place is agreed to in writing by the parties hereto.

                  (c) Upon the Closing, DHS and Merger Subsidiary will file a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time as the articles of merger are duly filed with the Secretary of State of the State of Delaware or at such later time as is agreed by DHS and MAI and specified in the certificate of merger (the "EFFECTIVE TIME").

                  (d) The Merger shall have the effects set forth in Section 251 of the Delaware Law.

                  (e) Each party hereto will, either prior to or after the Effective Time, execute such further documents, instruments, deeds, bills of sale, assignments and assurances and take such further actions as may reasonably be requested by one or more of the other parties to consummate the Merger, to vest the Surviving Corporation with full title to all assets, properties, privileges, rights, approvals, immunities and franchises of Merger Subsidiary or DHS, or to effect the other purposes of this Agreement.

                  Section 1.02      Conversion of Shares.



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

                  (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any common stock of DHS or Merger
Subsidiary:

                  (i) each share of Common Stock, par value $0.001 per share, of DHS (the "DHS COMMON STOCK") held by DHS as treasury stock or owned by MAI or any Subsidiary of MAI immediately prior to the Effective Time shall automatically be canceled and retired without any conversion thereof, and no MAI Common Stock or other consideration shall be delivered in exchange therefor;

                  (ii) each share of common stock, par value $.01 per share, of Merger Subsidiary outstanding immediately prior to the Effective Time shall automatically be converted into and become one share of common stock of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and

                  (iii) each share (each, a "SHARE" and collectively, the "SHARES") of DHS Common Stock outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 1.02(a)(i), automatically be converted into the right to receive .375 shares of fully paid and non-assessable Common Stock, par value $0.002 per share of MAI (the "MAI COMMON STOCK"); provided, however, that the foregoing conversion ratio shall be (A) appropriately adjusted in the event that there shall occur any stock dividend, stock split, combination of shares, recapitalization or other such event relating to the MAI Common Stock or the DHS Common Stock between the date hereof and the Effective Time, (B) proportionately increased or decreased (as the case may be) in the event and to the extent that the number of outstanding shares of MAI Common Stock shall, at the Effective Time, be greater than or less than the number of outstanding shares of MAI Common Stock on the date hereof, other than increases resulting from the exercise of options or warrants that are outstanding on the date hereof or hereafter issued in accordance with Section 5.01(f) and any issuance of MAI Common Stock pursuant to the outstanding Asset Purchase Agreement between MAI and Jayson Jonsson, such that the DHS stockholders receive in the Merger the same percentage of the total outstanding MAI Common Stock (immediately after giving effect to the Merger) as they would have received had the Merger been consummated on the date of this Agreement, and (C) increased or decreased (as the case may be) in the event and to the extent that the number of outstanding shares of DHS Common Stock shall, at the Effective Time, be less than or greater than the number of outstanding shares of DHS Common Stock on the date hereof, other than increases resulting from exercises of options or warrants outstanding on the date hereof or hereafter issued in accordance with Section 5.02(f) and from the conversion of any DHS Preferred Stock (including additional shares of DHS Preferred Stock which may hereafter accrue as in-kind dividends), such that the DHS stockholders receive in the Merger the same percentage of the total outstanding MAI Common Stock (immediately after giving effect to the Merger) as they would have received had the Merger been consummated on the date of this Agreement.

                  (b) From and after the Effective Time, all Shares converted in accordance with Section 1.02(a)(iii) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration. From and after the Effective Time, all certificates representing the common stock of Merger Subsidiary shall be deemed for all purposes to represent the number of shares of Common Stock of the Surviving Corporation into which they were converted in accordance with Section 1.02(a)(ii).

                  (c) The MAI Common Stock to be received as consideration pursuant to the Merger by each holder of Shares (together with any cash which may be paid in lieu of fractional shares of MAI Common Stock in accordance with
Section 1.07) is referred to herein as the "MERGER CONSIDERATION."

                  (d) For purposes of this Agreement, the word "SUBSIDIARY" when used with respect to any Person means any other Person, whether incorporated or unincorporated, of which at least a majority of the securities or other interests having by their terms ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries. For purposes of this Agreement, "PERSON" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority.

         Section 1.03      Surrender and Payment.

                  (a) Prior to the Effective Time, MAI shall appoint its stock transfer agent as agent (the "EXCHANGE AGENT") for the purpose of exchanging certificates representing Shares for the Merger Consideration. Promptly after the Effective Time (but in any event within five (5) business days thereafter), MAI will send, or will cause the Exchange Agent to send, to each holder of Shares at the Effective Time (i) a letter of transmittal for use in such exchange (which shall specify that delivery of the Merger Consideration shall be effected, and risk of loss and title to the certificates representing DHS Common Stock shall pass, only upon proper delivery of the certificates representing Shares to the Exchange Agent), and (ii) instructions for use in effecting the surrender of the certificates representing Shares in exchange for the certificates representing MAI Common Stock constituting Merger Consideration. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of certificates theretofore representing Shares for any amount which may be required to be paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (b) Each holder of Shares that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a certificate or certificates representing such Shares, together with a properly completed letter of transmittal covering such Shares, will be entitled to receive the Merger Consideration payable in respect of such Shares and any dividends payable pursuant to Section 1.03(f). Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes only the right to receive the Merger Consideration and any dividends payable pursuant to
Section 1.03(f).



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


                  (c) If any certificate representing Merger Consideration is to be delivered to a Person other than the registered holder of the Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to the issuance of such certificate evidencing MAI Common Stock that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of shares of MAI Common Stock to a Person other than the registered holder of such Shares represented by the certificate or certificates so surrendered or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

                  (d) After the Effective Time, there shall be no further registration of transfers of Shares on the stock transfer book of DHS. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article I.

                  (e) Any portion of the Merger Consideration that remains unclaimed by the holders of Shares one (1) year after the Effective Time shall be returned to MAI, upon demand, and any such holder who has not exchanged his Shares for the Merger Consideration in accordance with this Section 1.03 prior to that time shall thereafter look only to MAI for payment of the Merger Consideration. Notwithstanding the foregoing, MAI shall not be liable to any holder of Shares for any amount paid to a public official pursuant to applicable abandoned property laws. Any amounts remaining unclaimed by holders of Shares seven (7) years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority) shall, to the extent permitted by applicable law, become the property of MAI free and clear of any claims or interest of any Person previously entitled thereto.

                  (f) No dividends or other distributions with respect to MAI Common Stock issued in the Merger shall be paid to the holder of any unsurrendered certificates representing Shares until such certificates are surrendered as provided in this Section 1.03. Subject to the effect of applicable laws, following the surrender of such certificates, there shall be paid, without interest, to the record holder of the MAI Common Stock issued in exchange therefor at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time payable prior to or on the date of such surrender with respect to such whole shares of MAI Common Stock and not previously paid, less the amount of any withholding taxes which may be required thereon.

                  (g) In the event that any certificate representing Shares shall have been lost, stolen or destroyed, upon the making of an affidavit (containing a standard form of indemnity) of the fact by the person claiming such certificate to be lost, stolen or destroyed, MAI will, after the Effective Time, issue in exchange for such lost, stolen or destroyed certificate the certificate evidencing shares of MAI Common Stock deliverable in respect thereof, as determined in accordance with this Article I. When authorizing such issue of the certificate of shares of MAI Common Stock in exchange therefor, MAI may, in its discretion and as a condition precedent to the issuance thereof, require (unless such requirement is waived by Gary Hill or Brad Hummel) the owner of such lost, stolen or destroyed certificate (unless such owner is an institutional investor) to give MAI a bond in such sum as it may direct as indemnity against any claim that may be made against MAI with respect to the certificate alleged to have been lost, stolen or destroyed.

                  (h) Approval and adoption of this Agreement by the stockholders of DHS shall constitute, as an integral part of the Merger, ratification of the appointment of, and the reappointment of, said Exchange Agent.

         Section 1.04      Stock Option Plans.

                  (a) At the Effective Time, the terms of each outstanding option granted by DHS to purchase shares of DHS Common Stock (a "DHS STOCK OPTION") under the 1992 Stock Option Plan of DHS, the 1995 Nonqualified Stock Option Plan of DHS, the 1995 Incentive Stock Option Plan of DHS, and the 1997 Nonqualified Stock Option Plan of DHS (collectively, the "DHS OPTION PLANS"), whether vested or unvested, shall be adjusted as necessary to provide that at the Effective Time, each DHS Stock Option outstanding immediately prior to the Effective Time shall be fully vested pursuant to the terms of the DHS Option Plans and shall be deemed to constitute and shall become an option to acquire, on the same terms and conditions as were applicable under such DHS Stock Option, the same number of shares of MAI Common Stock as the holder of such DHS Stock Option would have been entitled to receive pursuant to the Merger (including, if applicable, after giving effect to the adjustments contemplated by the proviso to Section 1.02(a)(iii)) had such holder exercised such DHS Stock Option in full immediately prior to the Effective Time, at a price per share of MAI Common Stock (subject to any express price adjustments contained in the subject DHS Stock Option) equal to (i) the aggregate exercise price for the shares of DHS Common Stock otherwise purchasable pursuant to such DHS Stock Option, divided by
(ii) the aggregate number of shares of MAI Common Stock deemed purchasable pursuant to such DHS Stock Option (each, as so adjusted, an "ADJUSTED OPTION"); provided that, after aggregating all the shares of a holder subject to DHS Stock Options, any fractional share of MAI Common Stock resulting from such calculation for such holder shall be rounded up to the nearest whole share and provided, further, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422 through 424 of the Code ("QUALIFIED STOCK OPTIONS"), the option price, the number of shares purchasable pursuant to such option, and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424 of the Code.

                  (b) As soon as practicable after the Effective Time, MAI shall deliver to the holders of DHS Stock Options appropriate notices setting forth such holders' rights pursuant to the DHS Option Plan and the agreements evidencing the grants of such DHS Stock Options and that such DHS Stock Options and agreements shall be assumed by MAI and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 1.04 after giving effect to the Merger).

                  (c) MAI shall take such actions as are reasonably necessary for the assumption of the DHS Option Plans pursuant to this Section 1.04, including the reservation, issuance and listing of MAI Common Stock as is necessary to effectuate the transactions contemplated by this Section 1.04. MAI shall prepare and file with the SEC a registration statement on Form S-8 or other appropriate form with respect to shares of MAI Common Stock subject to DHS Stock



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

Options issued under the DHS Option Plans (as well as shares of MAI Common Stock which become subject to the DHS Warrants as provided in Section 1.05) and shall use its reasonable efforts to have such registration statement declared effective as soon as practicable following the Effective Time and to maintain the effectiveness of such registration statement or registration statements covering such DHS Stock Options (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such DHS Stock Options remain outstanding.

         Section 1.05 DHS Warrants. At the Effective Time, by virtue of the Merger and without requirement of any action on the part of the holder(s) thereof (but subject to any required consent of such holder(s) with respect to the adjustments hereunder), the outstanding common stock purchase warrants of DHS (the "DHS WARRANTS") immediately prior to the Effective Time shall automatically be converted into and shall become warrants of MAI to acquire, on the same terms and conditions as were applicable under such DHS Warrant, the same number of shares of MAI Common Stock as the holder of such DHS Warrant would have been entitled to receive pursuant to the Merger (including, if applicable, after giving effect to the adjustments contemplated by the proviso to Section 1.02(a)(iii)) had such holder exercised such DHS Warrant in full immediately prior to the Effective Time, at a price per share of MAI Common Stock equal to (a) the aggregate exercise price for the shares of DHS Common Stock otherwise purchasable pursuant to such MAI Warrant, divided by (b) the aggregate number of shares of MAI Common Stock deemed purchasable pursuant to such DHS Warrant (each, as so adjusted, an "ADJUSTED WARRANT"); provided that, after aggregating all of the shares of a holder subject to DHS Warrants, any fractional share of MAI Common Stock resulting from such calculation for such holder shall be rounded up to the nearest whole share.

         Section 1.06 DHS Preferred Stock. Immediately after the Effective
Time, each outstanding share of DHS Preferred Stock shall continue to be an outstanding share of DHS Preferred Stock, provided that, upon conversion thereof in accordance with the certificate of designations applicable thereto, such DHS Preferred Stock shall be convertible into MAI Common Stock, with reference to the exchange ratio set forth in Section 1.02(a)(iii) and the applicable provisions of the certificate of designations respecting such DHS Preferred Stock.

         Section 1.07 Fractional Shares. Neither certificates nor scrip for fractional shares of MAI Common Stock will be issued in the Merger, but in lieu thereof each holder of DHS Common Stock otherwise entitled to a fraction of a share of MAI Common Stock (after aggregating all fractional shares of DHS Common Stock that would otherwise be received by such holder) will be entitled hereunder to (a) if permitted or not prohibited by the senior and subordinated lenders to MAI or DHS, a cash payment calculated as hereinafter provided, or (b) if such cash payment is not permitted or is prohibited by MAI's or DHS' lenders, an additional fractional share in an amount sufficient to round such stockholder's aggregate holdings of MAI Common Stock to the next nearest whole share. The amount of any such cash payment shall equal, in the case of each fractional share, an amount (rounded to the nearest whole cent), without interest, calculated as the product of (i) such fraction, multiplied by (ii) the arithmetic mean of the closing sales prices for the MAI Common Stock reported on the NASDAQ National Market System for each of the five (5) consecutive trading days on which MAI Common Stock was traded immediately preceding the Effective Time as quoted in the Wall Street Journal, or other reliable financial newspaper or publication. For the purposes of the preceding sentence, a "trading



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

day" means a day on which trading generally takes place on the NASDAQ National Market System. No such fractional share interest shall entitle the owner thereof to vote or to any rights of a stockholder of MAI.

                                   ARTICLE II
                            THE SURVIVING CORPORATION

         Section 2.01 Certificate of Incorporation. Subject to the provisions of
Section 5.17, the certificate of incorporation of Merger Subsidiary shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended in accordance with applicable law and such certificate of incorporation.

         Section 2.02 By-Laws. Subject to the provisions of Section 5.17, the by-laws of Merger Subsidiary in effect at the Effective Time shall be the by-laws of the Surviving Corporation, until thereafter amended in accordance with applicable law, the certificate of incorporation of the Surviving Corporation and such by-laws.

         Section 2.03 Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with the Delaware Law and the certificate of incorporation and by-laws of the Surviving Corporation, the directors and the officers of the Surviving Corporation shall be those persons set forth on Schedule 2.03 to the disclosure letter delivered by MAI to DHS concurrently with the execution and delivery of this Agreement (the "MAI DISCLOSURE LETTER").

                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTEES OF MAI

         MAI represents and warrants to DHS that:

         Section 3.01 Organization and Power. Each of MAI and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the requisite corporate power and authority and governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted. Each of MAI and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on MAI. For purposes of this Agreement, a "MATERIAL ADVERSE EFFECT" with respect to any Person means a material adverse effect (a) on the condition (financial or otherwise), business, liabilities, properties, assets, results of operations or prospects of such Person and its Subsidiaries, taken as a whole, or (b) on the ability of such Person to perform its obligations under or to consummate the transactions contemplated by this Agreement. Schedule 3.01 to the MAI Disclosure Letter sets forth (i) the name and jurisdiction of incorporation of each Subsidiary of MAI, (ii) its authorized capital stock, (iii) the number of issued and outstanding shares of its capital stock, and (iv) the record and beneficial owners of such shares. Except as set forth on Schedule 3.01 to the MAI Disclosure



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

Letter, MAI does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any Person. MAI has heretofore delivered to DHS true and complete copies of the certificate or articles of incorporation and by-laws as currently in effect of MAI and its Subsidiaries.

         Section 3.02 Corporate Authorization. The execution, delivery and performance by MAI and Merger Subsidiary of this Agreement and the consummation by MAI and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of MAI and Merger Subsidiary and, except for the required approval by the shareholders of MAI of the issuance of shares of MAI Common Stock in connection with the Merger, have been duly authorized by all necessary corporate action, including, without limitation, authorization and approval of the Board of Directors of Merger Subsidiary and the Board of Directors of MAI, in its capacity as the Board of Directors of MAI and in its capacity as the sole stockholder of Merger Subsidiary. This Agreement has been duly executed and delivered by each of MAI and Merger Subsidiary and, subject to the approval of the holders of MAI Common Stock with respect to the issuance of shares of MAI Common Stock in connection with the Merger (including any shares contemplated by Sections 1.04 and 1.05), constitutes a legal, valid and binding agreement of each of MAI and Merger Subsidiary, enforceable against MAI or Merger Subsidiary, as applicable, in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether in a proceeding in equity or at law). The shares of MAI Common Stock issued in connection with the Merger, when issued in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

         Section 3.03 Governmental Authorization. The execution, delivery and performance by MAI and Merger Subsidiary of this Agreement, and the consummation by MAI and Merger Subsidiary of the transactions contemplated hereby, require no action by or in respect of, or filing with or notice to, any United States federal, state or local government, any foreign country, any foreign state or local government or any court, administrative agency or commission or other governmental or regulatory agency or authority of any of the foregoing (collectively "GOVERNMENTAL AUTHORITIES" and individually a "GOVERNMENTAL AUTHORITY"), other than (a) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State; (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), provided that nothing contained in this Agreement shall be deemed to constitute an acknowledgement that any requirements under the HSR Act are applicable to the transactions contemplated by this Agreement; (c) compliance with any applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "1933 ACT"); (d) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "1934 ACT"); and (e) compliance with any other applicable securities laws.

         Section 3.04 Non-Contravention. Except as set forth on Schedule 3.04 to the MAI Disclosure Letter, the execution, delivery and performance by MAI and Merger Subsidiary of this Agreement do not, and the consummation by MAI and Merger Subsidiary of the transactions contemplated hereby will not, require the consent of any other Person, or conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien on any of the assets or properties of MAI or any of its Subsidiaries under, any of the terms, conditions or provisions of (a) the certificate or articles of incorporation, by-laws or similar organizational documents of MAI or any of its Subsidiaries, (b) assuming receipt of the approval of stockholders referred to in Section 3.02, and compliance with the matters referred to in Section 3.03, any United States or foreign statute, law, regulation, rule or ordinance (together "LAWS") or any judgment, injunction, order, writ, license, permit or decree of any Governmental Authority (together "ORDERS") binding upon or applicable to MAI, any Subsidiary of MAI or any of their respective assets or properties, or (c) any note, bond, mortgage, security agreement, indenture, lease, contract, instrument or other agreement of any kind to which MAI or any Subsidiary of MAI is a party or by which MAI or any Subsidiary of MAI or any of their respective assets or properties is bound (a "MAI AGREEMENT") or any license, franchise, permit or other similar authorization held by MAI or any Subsidiary of MAI. For purposes of this Agreement, "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and, in addition, with respect to real property, any easement, right of way or other restriction, limitation or burden of any kind in respect of such real property.

         Section 3.05      Capitalization of MAI.

                  (a) The authorized capital stock of MAI consists solely of 30,000,000 shares of MAI Common Stock and 5,000,000 shares of preferred stock, par value $.002 per share (the "MAI PREFERRED STOCK"). As of the close of business on April 30, 1999, (i) 6,134,251 shares of MAI Common Stock were issued and outstanding, 277,203 shares of MAI Common Stock were issued and held in the treasury of MAI, and 1,090,435 shares of MAI Common Stock were reserved for issuance under the MAI Option Plan and the MAI Warrants, (ii) options to purchase 812,137 shares of MAI Common Stock were outstanding under the MAI Option Plan and warrants to purchase 15,610 shares of MAI Common Stock were outstanding (the "MAI WARRANTS"), and (iii) no shares of MAI Preferred Stock were issued, outstanding or held in the treasury of MAI. All of the outstanding shares of MAI Common Stock are, and all shares reserved for issuance will be, when issued in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and non-assessable. Except (A) as set forth in this Section 3.05 or in Schedule 3.05 to the MAI Disclosure Letter, and (B) for Shares that may be issued as provided in Section 5.01(f), there are outstanding (w) no shares of capital stock or other voting securities of MAI, (x) no securities of MAI convertible into or exchangeable for shares of capital stock or voting securities of MAI, (y) no options, warrants or other rights to acquire from MAI, and no preemptive or similar rights, subscriptions or other rights, convertible securities, agreements, arrangements or commitments of any character, obligating MAI to issue, transfer or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of MAI or obligating MAI to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment, and (z) no restricted



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

stock awards, stock appreciation rights, performance share agreements or stock unit awards of MAI (the items in clauses (w), (x), (y) and (z) being referred to collectively as the "MAI SECURITIES").

                  (b) Except as set forth on Schedule 3.05 to the MAI Disclosure Letter, (i) there are no voting trusts or other agreements or understandings to which MAI or any Subsidiary of MAI is a party with respect to the voting of the capital stock of MAI or any Subsidiary of MAI, (ii) no Person has or is entitled to any registration rights in respect of any MAI Securities, and (iii) none of MAI or its Subsidiaries has any contractual obligation to redeem, repurchase or otherwise acquire any MAI Securities or any capital stock of any Subsidiary of MAI, including as a result of the transactions contemplated by this Agreement, or to provide funds to, or make any investment in, any Subsidiary of MAI or any other Person. Except as permitted by this Agreement, following the Merger, neither MAI nor any of its Subsidiaries will have any obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise.

         Section 3.06 Capitalization of Subsidiaries. Except as set forth on
Schedule 3.06 to the MAI Disclosure Letter, all of the outstanding shares of capital stock of, or other ownership interests in, each Subsidiary of MAI, are duly authorized, validly issued, fully paid and non-assessable and are owned, beneficially and of record, by MAI, directly or indirectly, free and clear of any consensual Lien (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no (a) outstanding securities of MAI or any Subsidiary of MAI convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of MAI, or (b) options, warrants or other rights to acquire from MAI or any Subsidiary of MAI, and no other obligation of MAI or any Subsidiary of MAI to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for, any capital stock, voting securities or ownership interests in, any Subsidiary of MAI (the items in clauses (a) and (b) being referred to collectively as the "MAI SUBSIDIARY SECURITIES").

         Section 3.07      SEC Filings.

                  (a) MAI has filed all reports, schedules, forms, statements and other documents with the Securities and Exchange Commission (the "SEC") required to be filed by MAI since October 11, 1996 (the "MAI SEC DOCUMENTS").

                  (b) As of its filing date, each MAI SEC Document filed pursuant to the 1934 Act complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.



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

                  (c) Each MAI SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act as of the date such registration statement or amendment became effective complied as to form in all material respects with the requirements of the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 3.08      Financial Statements.

                  (a) The audited consolidated financial statements included in MAI's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "MAI 10-K") and the unaudited consolidated interim financial statements of MAI included in the MAI SEC Documents filed after such date (collectively, the "MAI FINANCIAL STATEMENTS") complied, or will comply, as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of MAI and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to footnote disclosures and normal year-end adjustments in the case of any unaudited interim financial statements). The MAI Financial Statements have been prepared from and are consistent with the books and records of MAI, which reflect all material transactions of MAI and its Subsidiaries. For purposes of this Agreement, "MAI BALANCE SHEET" means the consolidated balance sheet of MAI as of December 31, 1998 set forth in the MAI 10-K and "MAI BALANCE SHEET DATE" means December 31, 1998. Each Subsidiary of MAI is treated as a consolidated subsidiary of MAI in the MAI Financial Statements for all periods covered thereby.

                  (b) Without limitation of Section 3.08(a), (i) MAI or its Subsidiaries has good and marketable title to all of the assets reflected in the balance sheet of MAI included in its quarterly report on Form 10-Q for the quarter ended March 31, 1999 (the "MOST RECENT MAI BALANCE SHEET") free and clear of all liens, security interests, encumbrances or other adverse claims other than liens of secured lenders disclosed in the footnotes to the Most Recent MAI Balance Sheet and interests of lessors in respect of capitalized leases, (ii) the reserve for doubtful accounts reflected in the Most Recent MAI Balance Sheet is adequate and in accordance with GAAP, (iii) the inventories reflected in the Most Recent MAI Balance Sheet have been valued at the lower of cost or market, and are not materially in excess of the normal requirement of MAI's business, and (iv) all equipment and other fixed assets reflected in the Most Recent MAI Balance Sheet are in good operating condition (reasonable wear and tear excepted); all of the representations in this Section 3.08(b) being subject to the collection of accounts receivable, sale and use of inventory, and disposition of obsolete equipment, in the ordinary course of business.

         Section 3.09 Information Supplied. None of the information supplied or to be supplied by MAI for inclusion or incorporation by reference in and none of the statements based on such information contained in (a) the joint proxy statement to be filed with the SEC relating to the shareholders' meetings of MAI and DHS to be held in connection with the Merger, as amended or supplemented from time to time (as so amended or supplemented, the "PROXY STATEMENT"), will,



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at the date the Proxy Statement is first mailed to stockholders and at the time of the meetings of such stockholders in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (b) the registration statement on Form S-4 of MAI to be filed under the 1933 Act relating to the issuance of MAI Common Stock in the Merger, as amended or supplemented from time to time (as so amended or supplemented, the "FORM S-4"), will, at the time the Form S-4 becomes effective under the 1933 Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 3.10 Absence of Certain Changes. Except as disclosed in the MAI SEC Documents filed prior to the date of this Agreement or as disclosed on
Schedule 3.10 to the MAI Disclosure Letter, since December 31, 1998, MAI and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with past practice and there has not been:

                  (a) Any material transaction of MAI or any of its Subsidiaries outside of the normal course of business, any damage or destruction (whether or not covered by insurance) of any material assets of MAI or any of its Subsidiaries, or any event, occurrence or development which, individually or in the aggregate, has had or would be reasonably likely to have a Material Adverse Effect on MAI;

                  (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of MAI, any issuance of MAI Common Stock other than upon exercise of MAI Warrants or MAI Options outstanding on December 31, 1998, or any repurchase, redemption or other acquisition by MAI or any Subsidiary of MAI of any amount of outstanding shares of capital stock or other equity securities of, or other ownership interests in, MAI or any Subsidiary of MAI;

                  (c) any amendment of any term of any MAI Securities or MAI Subsidiary Securities;

                  (d) (i) any incurrence or assumption by MAI or any Subsidiary of MAI of any indebtedness for borrowed money other than under existing credit facilities in the ordinary course of business consistent with past practices, or
(ii) any guarantee, endorsement or other incurrence or assumption of liability (whether directly, contingently or otherwise) by MAI or any Subsidiary of MAI for the obligations of any other Person (other than any wholly-owned Subsidiary of MAI);

                  (e) any creation or assumption by MAI or any Subsidiary of MAI of any consensual Lien on any material asset of MAI or any Subsidiary of MAI;

                  (f) any making of any loan, advance or capital contribution to or investment in any Person by MAI or any Subsidiary of MAI other than (i) loans, advances or capital contributions to or investments in wholly-owned Subsidiaries of MAI, or (ii) loans or advances to employees of MAI or any Subsidiary of MAI made in the ordinary course of business consistent with past practice;

                  (g) (i) any contract or agreement entered into by MAI or any Subsidiary of MAI on or prior to the date hereof relating to any material acquisition or disposition of any assets or business, or (ii) any modification, amendment, assignment, termination or relinquishment by MAI or any Subsidiary of MAI of any contract, license, or other right (including any insurance policy naming it as a beneficiary or a loss payable payee) that would be reasonably likely to have a Material Adverse Effect on MAI, other than those contemplated by this Agreement;

                  (h) any change in any method of accounting or accounting principles or practices by MAI or any Subsidiary of MAI, except for any such change required by reason of a change in GAAP; or

                  (i) any (i) grant of any severance or termination pay to any director, officer or employee of MAI or any of its Subsidiaries, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of MAI or any of its Subsidiaries, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, or (iv) increase in rates of compensation or bonus in excess of five (5%) percent or increase in other benefits payable to officers or employees of MAI or any of its Subsidiaries or increase in compensation, bonus or other benefits payable to directors of MAI or any of its Subsidiaries.

         Section 3.11 No Undisclosed Liabilities. Neither MAI nor any Subsidiary of MAI has any material liabilities or obligations (whether pursuant to contracts or otherwise) of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, except:

                  (a) those liabilities and obligations set forth on the MAI Balance Sheet and not heretofore paid or discharged;

                  (b) those liabilities and obligations incurred since December 31, 1998 in the ordinary course of business consistent with past practice; and

                  (c) those liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby.

         Section 3.12 Litigation. Except as disclosed on Schedule 3.12 to the MAI Disclosure Letter, (a) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of MAI, threatened against, relating to or affecting, nor are there are any Governmental Authority investigations or audits pending or, to the knowledge of MAI, threatened against, relating to or affecting, MAI or any of its Subsidiaries or any of their respective assets or properties nor, to the knowledge of MAI, is there any valid basis for any such action, suit, arbitration, proceeding, investigation or audit which, if adversely determined, would have a Material Adverse Effect on MAI, and (b) neither MAI nor any of its Subsidiaries is subject to any order of any Governmental Authority which adversely affects the ability of MAI to consummate the transactions contemplated by this Agreement.

         Section 3.13      Taxes.



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

                  (a) All Tax Returns required to be filed by MAI, any of its Subsidiaries, or any corporation that was included in the filing of a return with MAI or its Subsidiaries on a consolidated, combined or unitary basis have been filed (the "MAI TAX RETURNS") and all Taxes required to be shown on the MAI Tax Returns, or a subsequent assessment with respect thereto, or otherwise due or payable (to the extent in excess of $50,000 in the aggregate) have been paid and any penalties and interest relating to such Taxes (to the extent in excess of $50,000 in the aggregate) have been paid. No other Taxes (to the extent in excess of $50,000 in the aggregate) are payable by the MAI Group with respect to items or periods covered by such Tax Returns or with respect to Tax periods prior to the date of this Agreement. None of the MAI Tax Returns contain, or are required to contain, a disclosure statement under Section 6662 of the Code, or any similar provision of state, local or foreign law, with respect to any items that relate to MAI or its Subsidiaries in order to avoid a penalty for any taxable year. All MAI Tax Returns are true, correct and complete in all material respects. MAI has made available to DHS correct and complete copies of all MAI Tax Returns for all periods which are not closed by the statute of limitations.

                  (b) No adjustment relating to any MAI Tax Return has been proposed formally or, to MAI's knowledge, informally by any Governmental Authority (to the extent in excess of $50,000 in the aggregate), and no basis exists for any such adjustment that would have a Material Adverse Effect on MAI. There are no outstanding subpoenas or requests for information with respect to any MAI Tax Returns or portions thereof. There are no pending or, to MAI's knowledge, threatened actions or proceedings for the assessment or collection of Taxes for which MAI or its Subsidiaries may be liable (to the extent in excess of $50,000 in the aggregate). There are no Tax liens on any assets of MAI or its Subsidiaries, except with respect to Taxes which are not yet due and payable.

                  (c) No consent under Section 341(f) of the Code has been filed with respect to MAI or any of its Subsidiaries. Neither MAI nor any of its Subsidiaries is or has been subject to the dual consolidated loss provisions of
Section 1503 of the Code.

                  (d) MAI and its Subsidiaries are members of an affiliated group (within the meaning of Section 1504 of the Code) that is eligible to file a consolidated return. No other entity is or has been eligible to file a consolidated or combined return with MAI and its Subsidiaries, and neither MAI nor its Subsidiaries have filed or consented to the filing of any Federal or state consolidated or combined return with any entity not a member of the MAI Group. Neither MAI nor any of its Subsidiaries has been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any Person for which the statute of limitations for any Tax potentially applicable as a result of such membership or holding has not expired.

                  (e) MAI and its Subsidiaries have properly accrued all current or contested Taxes (to the extent in excess of $50,000 in the aggregate) on their books and records, and their books and records reflect reserves that are adequate for the payment of all Taxes (to the extent in excess of $50,000 in the aggregate) not yet due and payable that are properly accruable thereon through the date of this Agreement (including Taxes being contested). Neither MAI nor any of its Subsidiaries have any liability for any Taxes which, in the aggregate, are more than $50,000 in excess of amounts accrued or the reserves established. All Taxes (to the extent in excess of

$50,000 in the aggregate) required to be withheld, collected or deposited in connection with the operations and activities of MAI or its Subsidiaries have been timely withheld, collected or deposited and, to the extent required, have been paid to the relevant taxing authority.

                  (f) MAI does not own nor has it owned during the past five (5) years any capital stock of DHS. At the Effective Time, the fair market value of the assets of MAI will exceed the sum of its liabilities, plus the amount of other liabilities, if any, to which the assets are subject.

                  (g) There are no requests for rulings, determinations or information currently outstanding with any Taxing Authority that could reasonably be expected to affect the Taxes of MAI or any of its Subsidiaries.

                  (h) The MAI Tax Returns have been audited by the Internal Revenue Service ("SERVICE") or other governmental agency (or closed by applicable statutes of limitations) and all Tax liabilities in respect thereof have been finally determined for all taxable years ending on or before December 31, 1996. There are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which MAI or any of its Subsidiaries may be liable.

                  (i) "TAXES" shall mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, goods and services, service use, license, value added, capital, net worth, payroll, profits, withholding, franchise, transfer and recording taxes, fees and charges, and any other taxes, assessment or similar charges imposed by the Service or any taxing authority (whether domestic or foreign including any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)) (a "TAXING AUTHORITY"), whether computed on a separate, consolidated, unitary, combined or any other basis, and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "TAX RETURN" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information. The term "MAI GROUP" shall mean, individually and collectively, (i) MAI, (ii) its Subsidiaries, and (iii) any trust, corporation, partnership or any other entity as to which MAI or its Subsidiaries is liable for Taxes incurred by such entity either as a transferee, or pursuant to Treasury Regulations Section 1.1502-6, or pursuant to any other provision of federal, state, local or foreign law or regulations.

                  (j) MAI has made available to DHS a true and complete copy of any (i) elections, letter rulings and determination letters relating to Taxes with respect to MAI or its Subsidiaries which were in effect or affected Taxes for any periods which are not closed by the statute of limitations, and (ii) examination reports, closing agreements and statements of deficiencies for Taxes assessed against or agreed to by MAI or any of its Subsidiaries which were in effect or affected Taxes for any periods which are not closed by the statute of limitations.



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

         Section 3.14      Employee Benefit Plans; ERISA.

                  (a) Except as set forth on Schedule 3.14 to the MAI Disclosure Letter, there are no employee benefit plans (including any plans for the benefit of directors or former directors), contracts or agreements (including employment agreements and severance agreements, incentive compensation, bonus, stock option, stock appreciation rights and stock purchase plans) of any type (including plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained by MAI, any of its Subsidiaries or any trade or business, whether or not incorporated (a "MAI ERISA AFFILIATE"), that together with MAI would be deemed a "controlled group" within the meaning of Section 4001(a)(14) of ERISA, or with respect to which MAI, any of its Subsidiaries, or any MAI ERISA Affiliate, has or may have a liability (the "MAI BENEFIT PLANS"). Except as disclosed on Schedule 3.14 to the MAI Disclosure Letter (or as otherwise permitted by this Agreement), (i) neither MAI nor any ERISA Affiliate has any plan or commitment, whether legally binding or not, to create any additional MAI Benefit Plan or modify or change any existing MAI Benefit Plan that would affect any employee or terminated employee of MAI or any ERISA Affiliate, and (ii) since December 31, 1997, there has been no change, amendment, modification to, or adoption of, any MAI Benefit Plan.

                  (b) With respect to each MAI Benefit Plan: (i) if intended to qualify under Section 401(a), 401(k) or 403(a) of the Code, such plan so qualifies, and its trust is exempt from taxation under Section 501(a) of the Code; (ii) no failures to administer such plan in accordance with its terms and applicable law have occurred that have had or would reasonably be expected to have a Material Adverse Effect on MAI; (iii) no breaches of fiduciary duty have occurred; (iv) no prohibited transaction within the meaning of Section 406 of ERISA has occurred; (v) as of the date of this Agreement, no lien imposed under the Code or ERISA exists; and (vi) all contributions and premiums due (including any extensions for such contributions and premiums) have been made in full or adequate provision has been made therefor in the MAI Financial Statements.

                  (c) None of the MAI Benefit Plans has incurred any "accumulated funding deficiency," as such term is defined in Section 412 of the Code, whether or not waived.

                  (d) Neither MAI nor any MAI ERISA Affiliate has incurred any liability under Title IV of ERISA (including Sections 4063-4064 and 4069 of ERISA) since the effective date of ERISA that has not been satisfied in full.

                  (e) With respect to each MAI Benefit Plan that is a "welfare plan" (as defined in Section 3(l) of ERISA), no such plan provides medical or death benefits with respect to current or former employees of MAI or any of its Subsidiaries beyond their termination of employment, other than as required by law or on an employee-pay-all basis.

                  (f) Except as set forth on Schedule 3.14 to the MAI Disclosure Letter, the consummation of the Merger pursuant to this Agreement will not (i) entitle any individual to severance pay or any tax "gross-up" payments with respect to the imposition of any tax pursuant to Section 4999 of the Code or accelerate the time of payment or vesting, or increase the amount, of compensation or benefits due to any individual with respect to any MAI Benefit Plan, or (ii) constitute or result in a prohibited transaction under Section 4975 of the Code or Section 406 or 407 of ERISA with respect to any MAI Benefit Plan.

                  (g) There is no MAI Benefit Plan that is a "multiemployer plan," as such term is defined in Section 3(37) of ERISA, or which is covered by
Section 4063 or 4064 of ERISA.

         Section 3.15      Certain Agreements; Compliance with Agreements.

                  (a) Except as disclosed on Schedule 3.15 to the MAI Disclosure Letter or as provided for in this Agreement, neither MAI nor any of its Subsidiaries is a party to or bound by any oral or written:

                  (i) consulting agreement not terminable on thirty (30) days' or less notice;

                  (ii) agreement with any officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of the transactions contemplated by this Agreement;

                  (iii) agreement with respect to any officer providing any term of employment or compensation guarantee;

                  (iv) agreement or plan, including any stock option plan, stock appreciation rights plan, employee stock ownership plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                  (v) agreement containing covenants that limit the ability of MAI or any of its Subsidiaries to compete in any line of business or with any Person, or that involve any restriction on the geographic area in which, or method by which, MAI or any of its Subsidiaries may carry on its business (other than as may be required by law or any regulatory agency);

                  (vi) agreement, contract or understanding, other than this Agreement and the articles of incorporation and by-laws of MAI, regarding the capital stock of MAI or committing to dispose of some or all of the capital stock or all or substantially all of the assets of MAI;

                  (vii) partnership, joint venture or profit sharing agreement of MAI or any of its Subsidiaries with any Person;

                  (viii) agreement, contract, commitment, indenture or other instrument of MAI or any of its Subsidiaries relating to the borrowing of money, or the direct or indirect guarantee of any obligation for, or an agreement to service the repayment of, borrowed money, or any other contingent obligation in respect to indebtedness of any other Person, including without limitation any agreement or arrangement relating to the maintenance of compensating balances, any agreement or arrangement with respect to lines of credit, any agreement or arrangement to purchase or repurchase obligations of any other Person, any agreement or arrangement to advance or supply funds to or to invest in any other Person, any agreement or arrangement to pay for property, products or services of any other Person even if such property, products or services are not conveyed, delivered or rendered, or any guarantee with respect to any lease or other similar periodic payment to be made by any other Person;

                  (ix) lease of MAI or any of its Subsidiaries with annual rental payments aggregating $50,000 or more;

                  (x) agreement, contract or commitment of MAI or any of its Subsidiaries relating to the disposition or acquisition of any investment in any Person if such investment has a book value of, or the disposition or acquisition price of such investment or interest is, $50,000 or more;

                  (xi) agreement, contract or commitment which involves payment or potential payment, pursuant to the terms of such agreement, contract or commitment, by or to MAI or any of its Subsidiaries of $50,000 or more within any twelve (12) month period commencing after the date hereof;

                  (xii) severance or similar agreement with any employee which has been entered into or modified at any time since June 30, 1998; or

                  (xiii) agreement, contract, commitment or arrangement between MAI or any of its Subsidiaries and any Affiliate of MAI or any of its Subsidiaries that is not described in or filed as an exhibit to a MAI SEC Document.

                  (b) Neither MAI nor any of its Subsidiaries nor, to the knowledge of MAI, any other party thereto is in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or both, is reasonably expected to result in a default under, (i) the certificates or articles of incorporation, by-laws or similar organizational documents of MAI or any of its Subsidiaries, or (ii) any contract, agreement, plan or instrument listed or required to be listed on Schedule 3.15 to the MAI Disclosure Letter, except in the case of clause (ii) for breaches, violations or defaults which, individually or in the aggregate, are not having and are not reasonably expected to have a Material Adverse Effect on MAI. Except as set forth on Schedule 3.04 to the MAI Disclosure Letter, no party to any such contract, agreement, plan or instrument will have the right to terminate any or all of the provisions of any such contract, agreement, plan or instrument as a result of the transactions contemplated by this Agreement.

                  (c) No outstanding purchase commitments of MAI or any of its Subsidiaries is materially in excess of the reasonable requirements of their respective business.

                  (d) Neither MAI nor any of its Subsidiaries has received written notice of any existing, announced or anticipated changes in the policies of any material clients, customers, referral sources or suppliers which could reasonably be expected to have a Material Adverse Effect on MAI.

         Section 3.16      Compliance with Laws and-Orders.

                  (a) MAI and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Authorities necessary for the lawful conduct of their respective businesses (the "MAI PERMITS"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, are not having and are not reasonably expected to have a Material Adverse Effect on MAI. MAI and its Subsidiaries are in compliance with. the terms of the MAI Permits, except failures so to comply which, individually or in the aggregate, are not having and are not reasonably expected to have a Material Adverse Effect on MAI. MAI and its Subsidiaries are not in violation of or default under any Laws or Orders, except for such violations or defaults which, individually or in the aggregate, are not having and are not reasonably expected to have a Material Adverse Effect on MAI.

                  (b) Without limitation of Section 3.16(a), MAI and its Subsidiaries have at all times operated their businesses in compliance with all applicable federal, state and other fraud and abuse, anti-kickback ("Stark laws") and other statutes, rules and regulations governing the provision of medical or related services and/or payments or reimbursements for such services.

         Section 3.17      Environmental Matters.

                  (a) No notice, notification, demand, request for information, citation, summons or order has been received by, no complaint has been filed against, no penalty has been assessed against, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of MAI or any Subsidiary of MAI, is threatened by any Person against, MAI or any Subsidiary of MAI with respect to any matters relating to or arising out of any Environmental Law;

                  (b) No Hazardous Substance has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted or released, in violation of any Environmental Law, at, on, under or adjacent to any property now or, to the knowledge of MAI, previously owned, leased or operated by MAI or any Subsidiary of MAI; and

                  (c)      There are no Environmental Liabilities.

                  (d) For purposes of this Section 3.17, the following terms shall have the meanings set forth below:

                  (i) "MAI" and "SUBSIDIARY OF MAI" shall include any entity which is, in whole or in part, a predecessor of MAI or any of its Subsidiaries.

                  (ii) "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign law (including common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit, or governmental restrictions or any agreement with any governmental authority or other third party, relating to human health and safety, the physical condition of any real property now or formerly owned, leased or operated by MAI of any of its Subsidiaries or of any improvements thereon, the environment or to pollutants, contaminants, wastes or chemicals or toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials, including without limitation Hazardous Substances as defined herein.

                  (iii) "ENVIRONMENTAL LIABILITIES" means any and all liabilities of or relating to MAI or any Subsidiary of MAI of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, which (A) arise under or relate to matters covered by Environmental Laws, and (B) arise from actions occurring or conditions existing on or prior to the Effective Time.

                  (iv) "HAZARDOUS SUBSTANCES" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance having any constituent elements displaying any of the foregoing characteristics, including, without limitation, petroleum, its derivatives, by-products and other hydrocarbons, or any substance, waste or material regulated under any Environmental Laws.

         Section 3.18 Assets. The assets, properties, rights and contracts, including (as applicable) title or leaseholds thereto, of MAI and its Subsidiaries, taken as a whole, are sufficient to permit MAI and its Subsidiaries to conduct their respective businesses as currently being conducted. Neither MAI nor any of its Subsidiaries owns any real property.

         Section 3.19      Intellectual Property Rights.

                  (a) Except as disclosed in Schedule 3.19 to the MAI Disclosure Letter, MAI and its Subsidiaries own or have the right to use all Intellectual Property individually or in the aggregate material to the conduct of the businesses of MAI and its Subsidiaries. To the knowledge of MAI, (i) neither MAI nor any Subsidiary of MAI is in default (or with the giving of notice or lapse of time or both would be in default) under any license to use such Intellectual Property, (ii) such Intellectual Property (other than patents) is not being infringed by any third party, and (iii) neither MAI nor any Subsidiary of MAI is infringing any intellectual property of any third party. For purposes of this Agreement, "INTELLECTUAL PROPERTY" means patents and patent rights, trademarks and trademark rights, service marks and service mark rights, trade names and trade name rights, copyrights and copyright rights and other proprietary intellectual property rights and all pending applications for and registrations of any of the foregoing that MAI or its Subsidiaries own, license or otherwise have the right to use. An accurate schedule of all Intellectual Property of MAI or its Subsidiaries consisting of patents, registered trademarks, registered service marks, registered trade names and registered copyrights and all pending applications therefor is set forth on Schedule 3.19 to the MAI Disclosure Letter.

                  (b) Either MAI or one of its Subsidiaries is listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for each application and registration included in the Intellectual Property, other than Intellectual Property of which MAI or its Subsidiaries is a licensee.

                  (c) MAI and its Subsidiaries, with respect to all Intellectual Property owned thereby, have taken or caused to be taken all reasonable steps in the exercise of reasonable business judgment to obtain and retain valid and enforceable Intellectual Property rights therein, including the submission of all necessary filings in accordance with the legal and administrative requirements of the appropriate jurisdictions. No application or registration listed on Schedule 3.19 to the MAI Disclosure Letter is the subject of any pending, existing or, to MAI's knowledge, threatened, opposition, interference, cancellation proceeding or other legal or governmental proceeding before any registration authority in any jurisdiction.

                  (d) The consummation of the transactions contemplated hereby will not result in the loss or impairment of MAI's or any of its Subsidiaries' right to own or use any of the Intellectual Property nor will it require the consent of any Governmental Authority or third party.

         Section 3.20 Labor Matters. MAI has previously furnished to DHS true and complete copies of all labor and collective bargaining agreements (if any) to which MAI or any of its Subsidiaries is a party and that are currently in effect, together with all amendments thereto (if any). Since January 1, 1996, there have been no strikes, slowdowns or other work stoppages or lockouts involving any employees of MAI or any of its Subsidiaries and there are no disputes by any labor organization in progress or pending or, to the knowledge of MAI, threatened against MAI or any of its Subsidiaries that would have a Material Adverse Effect on MAI. Except as disclosed in Schedule 3.20 to the MAI Disclosure Letter, MAI and its Subsidiaries are in compliance in all material respects with all applicable laws and regulations in respect of employment and employment practices, terms and conditions of employment, wages and hours, occupational safety, health or welfare conditions relating to premises occupied, and civil rights. There are no charges of unfair labor practices pending before any Governmental Authority involving or affecting MAI or any of its Subsidiaries. As of the date of this Agreement, there is no representation claim or petition pending before the National Labor Relations Board and, to the knowledge of MAI, no question concerning representation exists with respect to the employees of MAI or any of its Subsidiaries. MAI has not received notice that any customer or supplier of MAI or any or its Subsidiaries is involved in or threatened with or affected by any strike or other labor disturbance or dispute, litigation or administrative proceeding or judgment, order, injunction, decree or award, the consequences of which would have a Material Adverse Effect on MAI.

         Section 3.21 Transactions with Affiliates. Except to the extent disclosed in the MAI SEC Documents filed prior to the date of this Agreement, none of the officers or directors of MAI or any of its Subsidiaries nor any of its Affiliates, and, to MAI's knowledge, none of its key employees or the key employees of any of its Subsidiaries, is a party to any transaction with MAI or any of its Subsidiaries (other than for services as an employee, officer or director and other than transactions between MAI and one or more of its direct or indirect wholly-owned Subsidiaries or between such Subsidiaries), including, without limitation, any contract, agreement or other arrangement (a) providing for the furnishing of services to or by, (b) providing for rental of real or personal property to or from, or (c) otherwise requiring payments to or from, any such officer, director, Affiliate or key employee, any member of the family of any such officer, director or key employee or any corporation, partnership, trust or other entity in which any such officer, director or key employee has substantial interest (excluding the ownership of not more than two percent (2%) of the capital stock of a publicly traded corporation) or which is an Affiliate of such officer, director or key employee.

         Section 3.22 Insurance. Schedule 3.22 to the MAI Disclosure Letter sets forth a complete and accurate list of all primary, excess and umbrella policies, bonds and other forms of insurance currently owned or held by or on behalf of or providing insurance coverage to MAI or any of its Subsidiaries and their respective businesses, properties and assets (or its directors, officers, agents or employees). All such policies are in full force and effect. Neither MAI nor any of its Subsidiaries has received notice of default under any such policy, or has received written notice of any pending or threatened termination or cancellation, coverage limitation or reduction, or material premium increase with respect to any such policy, the failure of which to maintain has a Material Adverse Effect on MAI. Schedule 3.22 to the MAI Disclosure Letter sets forth a complete and accurate summary of all of the self-insurance coverage provided by MAI or any of its Subsidiaries and no letters of credit have been posted in respect thereof.

         Section 3.23 Takeover Statutes. Except for the Business Combination Act set forth in Article 13 of the Texas Business Corporation Act, no "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (each, a "TAKEOVER STATUTE") applicable to MAI or any of its Subsidiaries is applicable to the Merger or the other transactions contemplated hereby.

         Section 3.24 Finders' Fees. Except as disclosed in Schedule 3.24 to the MAI Disclosure Letter, no investment banker, broker, finder, other intermediary or other Person is entitled to any fee or commission from MAI or any Subsidiary of MAI upon consummation of the transactions contemplated by this Agreement.

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF DHS

                  DHS represents and warrants to MAI that:

         Section 4.01 Organization and Power. Each of DHS and its Subsidiaries is a corporation, partnership or other entity duly organized, validly existing and, except as disclosed on Schedule 4.01 to the disclosure letter delivered by DHS to MAI concurrently with the execution and delivery of this Agreement (the "DHS DISCLOSURE LETTER"), in good standing under the laws of the jurisdiction of its incorporation or organization, and has the requisite corporate or other power and authority and governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted. Each of DHS and its Subsidiaries is duly qualified or licensed to do business and, except as disclosed on Schedule 4.01 to the DHS Disclosure Letter, is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on DHS. Schedule 4.01 to the



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

DHS Disclosure Letter sets forth (a) the name and jurisdiction of incorporation of each Subsidiary of DHS, (b) its authorized capital stock, (c) the number of issued and outstanding shares of its capital stock, and (d) the record and beneficial owners of such shares. Except as set forth on Schedule 4.01 to the DHS Disclosure Letter, DHS does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any Person. DHS has heretofore delivered to MAI true and complete copies of the certificate or articles of incorporation and by-laws as currently in effect of DHS and its Subsidiaries.

         Section 4.02 Corporate Authorization. The execution, delivery and performance by DHS of this Agreement and the consummation by DHS of the transactions contemplated hereby are within the corporate powers of DHS and, except as set forth in the second succeeding sentence of this Section 4.02, have been duly authorized by all necessary corporate action, including, without limitation, authorization and approval of its Board of Directors. As of the date of this Agreement, the Board of Directors of DHS has recommended approval and adoption of this Agreement by the stockholders of DHS and directed that this Agreement be submitted to the stockholders of DHS for their approval. The affirmative vote of the holders of at least a majority of the outstanding Shares is the only vote of any class or series of DHS' capital stock necessary to approve and adopt this Agreement, the Merger and the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by DHS and, subject to the receipt of the approval described in the immediately preceding sentence, constitutes a legal, valid and binding agreement of DHS, enforceable against DHS in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether in a proceeding in equity or at law).

         Section 4.03 Governmental Authorization. The execution, delivery and performance by DHS of this Agreement, and the consummation by DHS of the transactions contemplated hereby, require no action by or in respect of, or filing with or notice to, any Governmental Authority, other than (a) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which DHS is qualified to do business; (b) compliance with any applicable requirements of the HSR Act, provided that nothing contained in this Agreement shall be deemed to constitute an acknowledgment that any requirements under the HSR Act are applicable to the transactions contemplated by this Agreement; (c) compliance with any applicable requirements of the 1933 Act; (d) compliance with any applicable requirements of the 1934 Act; and (e) compliance with any other applicable securities laws.

         Section 4.04 Non-Contravention. Except as set forth on Schedule 4.04 to the DHS Disclosure Letter, the execution, delivery and performance by DHS of this Agreement do not, and the consummation by DHS of the transactions contemplated hereby will not, require the consent of any other Person, or conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien on any of the assets or properties of DHS or any of its Subsidiaries under, any of the terms, conditions or provisions of (a) the certificate or articles of



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incorporation, by-laws or similar organizational documents of DHS or any of its
Subsidiaries, (b) assuming receipt of the approval of stockholders referred to in Section 4.02, and compliance with the matters referred to in Section 4.03, any Laws or Orders binding upon or applicable to DHS or any Subsidiary of DHS or any of their respective assets or properties, or (c) any note, bond, mortgage, security agreement, indenture, lease, contract, instrument or other agreement of any kind to which DHS or any Subsidiary of DHS is a party or by which DHS or any Subsidiary of DHS or any of their respective assets or properties is bound (a "DHS AGREEMENT") or any license, franchise, permit or other similar authorization held by DHS or any Subsidiary of DHS.

         Section 4.05      Capitalization of DHS.

                  (a) The authorized capital stock of DHS consists of 50,000,000 shares of DHS Common Stock, par value $0.001 per share, and 10,000,000 share of preferred stock, par value $0.001 per share (the "DHS PREFERRED STOCK"). As of the close of business on April 30, 1999, (i) 11,483,136 shares of DHS Common Stock were issued and outstanding, 233,259 shares of DHS Common Stock were issued and held in the treasury of DHS, and an aggregate of 2,319,475 shares of DHS Common Stock were reserved for issuance under DHS' 1992 Stock Option Plan, 1995 Non-Qualified Stock Option Plan, 1995 Incentive Stock Option Plan and 1997 Non-Qualified Stock Option Plan (collectively, the "DHS PLANS"); (ii) options to purchase 1,818,551 shares of DHS Common Stock under the DHS Plans ("DHS OPTIONS") were outstanding, and warrants to purchase 60,000 shares of DHS Common Stock were outstanding under the DHS Warrants; and (iii) 746,500 shares of DHS Preferred Stock were outstanding (exclusive of additional in-kind dividends accrued subsequent to January 1, 1999). All of the outstanding shares of DHS Common Stock are, and all shares reserved for issuance will be, when issued in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and non-assessable. Except (A) as set forth in this Section 4.05 or in Schedule 4.05 to the DHS Disclosure Letter, (B) for DHS Common Stock that may be issued as provided in Section 5.02(f), and (C) for the transactions contemplated by this Agreement (including those permitted in Article II), there are outstanding (w) no shares of capital stock or other voting securities of DHS, (x) no securities of DHS convertible into or exchangeable for shares of capital stock or voting securities of DHS, (y) no options, warrants or other rights to acquire from DHS, and no preemptive or similar rights, subscriptions or other rights, convertible securities, agreements, arrangements or commitments of any character, obligating DHS to issue, transfer or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of DHS or obligating DHS to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment, and (z) no restricted stock awards, stock appreciation rights, performance share agreements or stock unit awards of DHS (the items in clauses (w), (x), (y) and (z) being referred to collectively as the "DHS SECURITIES").

                  (b) Except as set forth on Schedule 4.05 to the DHS Disclosure Letter, (i) there are no voting trusts or other agreements or understandings to which DHS or any Subsidiary of DHS is a party with respect to the voting of the capital stock of DHS or any Subsidiary of DHS, (ii) no Person has or is entitled to any registration rights in respect of any DHS Securities, and (iii) none of DHS or its Subsidiaries has any contractual obligation to redeem, repurchase or otherwise acquire any DHS Securities or any capital stock of any Subsidiary of DHS, including as



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a result of the transactions contemplated by this Agreement, or to provide funds to, or to make any investment in, any Subsidiary of DHS or any other Person. Except as permitted by this Agreement, following the Merger, neither DHS nor any of its Subsidiaries will have any obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise.

         Section 4.06 Capitalization of Subsidiaries. Except as set forth on
Schedule 4.06 to the DHS Disclosure Letter, all of the outstanding shares of capital stock of, or other ownership interests in, each Subsidiary of DHS, are duly authorized, validly issued, fully paid and non-assessable and are owned beneficially, and of record, by DHS, directly or indirectly, free and clear of any consensual Lien (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no (a) outstanding securities of DHS or any Subsidiary of DHS convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of DHS, or (b) options, warrants or other rights to acquire from DHS or any Subsidiary of DHS, and no other obligation of DHS or any Subsidiary of DHS to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for, any capital stock, voting securities or ownership interests in, any Subsidiary of DHS (the items in clauses (a) and (b) being referred to collectively as the "DHS SUBSIDIARY SECURITIES").

         Section 4.07      SEC Filings.

                  (a) DHS has filed all reports, schedules, forms, statements and other documents with the SEC required to be filed by DHS since January 1, 1996 (the "DHS SEC DOCUMENTS").

                  (b) As of its filing date, each DHS SEC Document filed pursuant to the 1934 Act complied as to form in all material respects with the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (c) Each DHS SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act as of the date such registration statement or amendment became effective complied as to form in all material respects with the requirements of the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 4.08      Financial Statements.

                  (a) The audited consolidated financial statements included in DHS' Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "DHS 10-K") and the unaudited consolidated interim financial statements of DHS included in the DHS SEC Documents filed after such date (collectively, the "DHS FINANCIAL STATEMENTS") complied, or will comply, as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the



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

periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of DHS and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to footnote disclosures and normal year-end adjustments in the case of any unaudited interim financial statements). The DHS Financial Statements have been prepared from and are consistent with the books and records of DHS, which reflect all material transactions of DHS and its Subsidiaries. For purposes of this Agreement, "DHS BALANCE SHEET" means the consolidated balance sheet of DHS as of December 31, 1998 set forth in the DHS 10-K and "DHS BALANCE SHEET DATE" means December 31, 1998.

                  (b) Without limitation of Section 4.08(a), (i) DHS or its Subsidiaries has good and marketable title to all of the assets reflected in the balance sheet of DHS included in its quarterly report on Form 10-Q for the quarter ended March 31, 1999 (the "MOST RECENT DHS BALANCE SHEET") free and clear of all liens, security interests, encumbrances or other adverse claims other than liens of secured lenders disclosed in the footnotes to the Most Recent DHS Balance Sheet and interests of lessors in respect of capitalized leases, (ii) the reserve for doubtful accounts reflected in the Most Recent DHS Balance Sheet is adequate and in accordance with GAAP, (iii) the inventories reflected in the Most Recent DHS Balance Sheet have been valued at the lower of cost or market, and are not materially in excess of the normal requirement of DHS' business, and (iv) all equipment and other fixed assets reflected in the Most Recent DHS Balance Sheet are in good operating condition (reasonable wear and tear excepted); all of the representations in this Section 4.08(b) being subject to the collection of accounts receivable, sale and use of inventory, and disposition of obsolete equipment, in the ordinary course of business.

         Section 4.09 Information Supplied. None of the information supplied or to be supplied by DHS for inclusion or incorporation by reference in and none of the statements based on such information contained in (a) the Proxy Statement will, at the date the Proxy Statement is first mailed to stockholders and at the time of the meetings of such stockholders in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (b) the Form S-4 will, at the time the Form S-4 becomes effective under the 1933 Act or at the Effective Time, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         Section 4.10 Absence of Certain Changes. Except as disclosed in the DHS SEC Documents filed prior to the date of this Agreement or as disclosed on
Schedule 4.10 to the DHS Disclosure Letter, since December 31, 1998, DHS and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with past practice and there has not been:

                  (a) Any material transaction of DHS or any of its Subsidiaries outside of the normal course of business, any damage or destruction (whether or not covered by insurance) of any material assets of DHS or any of its Subsidiaries, or any event, occurrence or development which, individually or in the aggregate, has had or would be reasonably likely to have a Material Adverse Effect on DHS;



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

                  (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of DHS, any issuance of DHS Common Stock other than upon exercise of DHS Warrants or DHS Options outstanding on December 31, 1998, or any repurchase, redemption or other acquisition by DHS or any Subsidiary of DHS of any amount of outstanding shares of capital stock or other equity securities of, or other ownership interests in, DHS or any Subsidiary of DHS;

                  (c) any amendment of any term of any DHS Securities or any DHS Subsidiary Securities;

                  (d) (i) any incurrence or assumption by DHS or any Subsidiary of DHS of any indebtedness for borrowed money other than under existing credit facilities in the ordinary course of business consistent with past practices, or
(ii) any guarantee, endorsement or other incurrence or assumption of liability (whether directly, contingently or otherwise) by DHS or any Subsidiary of DHS for the obligations of any other Person (other than any wholly-owned Subsidiary of DHS);

                  (e) any creation or assumption by DHS or any Subsidiary of DHS of any consensual Lien on any material asset of DHS or any Subsidiary of DHS;

                  (f) any making of any loan, advance or capital contribution to or investment in any Person by DHS or any Subsidiary of DHS other than (i) loans, advances or capital contributions to or investments in wholly-owned Subsidiaries of DHS, or (ii) loans or advances to employees of DHS or any Subsidiary of DHS made in the ordinary course of business consistent with past practice;

                  (g) (i) any contract or agreement entered into by DHS or any Subsidiary of DHS on or prior to the date hereof relating to any material acquisition or disposition of any assets or business, or (ii) any modification, amendment, assignment, termination or relinquishment by DHS or any Subsidiary of DHS of any contract, license or other right (including any insurance policy naming it as a beneficiary or a loss payable payee) that would be reasonably likely to have a Material Adverse Effect on DHS, other than those contemplated by this Agreement;

                  (h) any change in any method of accounting or accounting principles or practices by DHS or any Subsidiary of DHS, except for any such change required by reason of a change in GAAP; or

                  (i) any (i) grant of any severance or termination pay to any director, officer or employee of DHS or any of its Subsidiaries, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of DHS or any of its Subsidiaries, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, or (iv) increase in rates of compensation or bonus in excess of five (5%) percent or increase in other benefits payable to officers or employees of DHS or any of its Subsidiaries or increase in compensation, bonus or other benefits payable to directors of DHS or any of its Subsidiaries.

         Section 4.11 No Undisclosed Liabilities. Neither DHS nor any Subsidiary of DHS has any material liabilities or obligations (whether pursuant to contracts or otherwise) of any kind whatsoever whether, accrued, contingent, absolute, determined, determinable or otherwise, except:

                  (a) those liabilities and obligations set forth on the DHS Balance Sheet and not heretofore paid or discharged;

                  (b) those liabilities and obligations incurred since December 31, 1998 in the ordinary course of business consistent with past practice; and

                  (c) those liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby.

         Section 4.12 Litigation. Except as disclosed on Schedule 4.12 to the DHS Disclosure Letter, (a) there are no actions, suits, arbitrations, or proceedings pending or, to the knowledge of DHS, threatened against, relating to or affecting, nor are there any Governmental Authority investigations or audits pending or, to the knowledge of DHS, threatened against, relating to or affecting, DHS or any of its Subsidiaries or any of their respective assets or properties nor, to the knowledge of DHS, is there any valid basis for any such action, suit, arbitration, proceeding, investigation or audit, which if adversely determined, would have a Material Adverse Effect on DHS, and (b) neither DHS nor any of its Subsidiaries is subject to any order of any Governmental Authority which adversely affects the ability of DHS to consummate the transactions contemplated by this Agreement.

         Section 4.13      Taxes.

                  (a) All Tax Returns required to be filed by DHS, any of its Subsidiaries, or any corporation that was included in the filing of a return with DHS or its Subsidiaries on a consolidated, combined or unitary basis have been filed (the "DHS TAX RETURNS") and all Taxes required to be shown on the DHS Tax Returns, or a subsequent assessment with respect thereto, or otherwise due or payable (to the extent in excess of $50,000 in the aggregate) have been paid and any penalties and interest relating to such Taxes have been paid. No other Taxes (to the extent in excess of $50,000 in the aggregate) are payable by the DHS Group with respect to items or periods covered by such Tax Returns or with respect to Tax periods prior to the date of this Agreement. None of the DHS Tax Returns contain, or are required to contain, a disclosure statement under
Section 6662 of the Code, or any similar provision of state, local or foreign law, with respect to any items that relate to DHS or its Subsidiaries in order to avoid a penalty for any taxable year. All DHS Tax Returns are true, correct and complete in all material respects. DHS has made available to MAI correct and complete copies of all DHS Tax Returns for all periods which are not closed by the statute of limitations.

                  (b) No adjustment relating to any DHS Tax Return has been proposed formally or, to DHS' knowledge, informally by any Governmental Authority (to the extent in excess of $50,000 in the aggregate), and no basis exists for any such adjustment that would have a Material Adverse Effect on DHS. There are no outstanding subpoenas or requests for information with respect to any DHS Tax Returns or portions thereof. There are no pending or, to DHS' knowledge, threatened actions or proceedings for the assessment or collection of Taxes for which DHS or its Subsidiaries may be liable (to the extent in excess of $50,000 in the aggregate). There are no Tax liens on any assets of DHS or its Subsidiaries, except with respect to Taxes which are not yet due and payable.

                  (c) No consent under Section 341(f) of the Code has been filed with respect to DHS or any of its Subsidiaries. Neither DHS nor any of its Subsidiaries is or has been subject to the dual consolidated loss provisions of
Section 1503 of the Code.

                  (d) DHS and its Subsidiaries are members of an affiliated group (within the meaning of Section 1504 of the Code) that is eligible to file a consolidated return. No other entity is or has been eligible to file a consolidated or combined return with DHS and its Subsidiaries, and neither DHS nor its Subsidiaries have filed or consented to the filing of any Federal or state consolidated or combined return with any entity not a member of the DHS Group. Neither DHS nor any of its Subsidiaries has been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any Person for which the statute of limitations for any Tax potentially applicable as a result of such membership or holding has not expired.

                  (e) DHS and its Subsidiaries have properly accrued all current or contested Taxes (to the extent in excess of $50,000 in the aggregate) on their books and records, and their books and records reflect reserves that are adequate for the payment of all Taxes (to the extent in excess of $50,000 in the aggregate) not yet due and payable that are properly accruable thereon through the date of this Agreement (including Taxes being contested). Neither DHS nor any of its Subsidiaries have any liability for any Taxes which, in the aggregate, are more than $50,000 in excess of amounts accrued or the reserves established. All Taxes (to the extent in excess of $50,000 in the aggregate) required to be withheld, collected or deposited in connection with the operations and activities of DHS or its Subsidiaries have been timely withheld, collected or deposited and, to the extent required, have been paid to the relevant taxing authority.

                  (f) DHS does not own, nor has it owned during the past five
(5) years, any capital stock of MAI. At the Effective Time, the fair market value of the assets of DHS will exceed the sum of its liabilities, plus the amount of other liabilities, if any, to which the assets are subject.

                  (g) There are no requests for rulings, determinations or information currently outstanding with any Taxing Authority that could reasonably be expected to affect the Taxes of DHS or any of its Subsidiaries.

                  (h) The DHS Tax Returns have not been audited by the Service. There are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which DHS or any of its Subsidiaries may be liable.

                  (i) The term "DHS GROUP" shall mean, individually and collectively, (i) DHS, (ii) its Subsidiaries, and (iii) any trust, corporation, partnership or any other entity as to which DHS or its Subsidiaries is liable for Taxes incurred by such entity either as a transferee, or pursuant to Treasury Regulations Section 1.1502-6, or pursuant to any other provision of federal, state, local or foreign law or regulations.

                  (j) DHS has made available to MAI a true and complete copy of any (i) elections, letter rulings and determination letters relating to Taxes with respect to DHS or its Subsidiaries which were in effect or affected Taxes for any periods which are not closed by the statute of limitations, and (ii) examination reports, closing agreements and statements of deficiencies for Taxes assessed against or agreed to by DHS or any of its Subsidiaries which were in effect or affected Taxes for any periods which are not closed by the statute of limitations.

                  Section 4.14      Employee Benefits; ERISA.

                  (a) Except as set forth on Schedule 4.14 to the DHS Disclosure Letter, there are no employee benefit plans (including any plans for the benefit of directors or former directors), contracts or agreements (including employment agreements and severance agreements, incentive compensation, bonus, stock option, stock appreciation rights and stock purchase plans) of any type (including plans described in Section 3(3) of ERISA), maintained by DHS, any of its Subsidiaries or any trade or business, whether or not incorporated (an "DHS ERISA AFFILIATE"), that together with DHS would be deemed a "controlled group" within the meaning of Section 4001(a)(14) of ERISA, or with respect to which DHS or any of its Subsidiaries has or may have a liability (the "DHS BENEFIT PLANS"). Except as disclosed on Schedule 4.14 to the DHS Disclosure Letter (or as otherwise permitted by this Agreement), (i) neither DHS nor any ERISA Affiliate has any plan or commitment, whether legally binding or not, to create any additional DHS Benefit Plan or modify or change any existing DHS Benefit Plan that would affect any employee or terminated employee of DHS or any ERISA Affiliate, and (ii) since December 31, 1997, there has been no change, amendment, modification to, or adoption of, any DHS Benefit Plan.

                  (b) With respect to each DHS Benefit Plan: (i) if intended to qualify under Section 401(a), 401(k) or 403(a) of the Code, each such plan so qualifies, and its trust is exempt from taxation under Section 501(a) of the Code; (ii) no failures to administer such plan in accordance with its terms and applicable law have occurred that have had or would reasonably be expected to have a Material Adverse Effect on DHS; (iii) no breaches of fiduciary duty have occurred; (iv) no prohibited transaction within the meaning of Section 406 of ERISA has occurred; (v) as of the date of this Agreement, no lien imposed under the Code or ERISA exists; and (vi) all contributions and premiums due (including any extensions for such contributions and premiums) have been made in full or adequate provision has been made therefor in the DHS Financial Statements.

                  (c) None of the DHS Benefit Plans has incurred any "accumulated funding deficiency," as such term is defined in Section 412 of the Code, whether or not waived.

                  (d) Neither DHS nor any ERISA Affiliate has incurred any liability under Title IV of ERISA (including Sections 4063-4064 and 4069 of ERISA) since the effective date of ERISA that has not been satisfied in full.

                  (e) With respect to each DHS Benefit Plan that is a "welfare plan" (as defined in Section 3(l) of ERISA), no such plan provides medical or death benefits with respect to current or former employees of DHS or any of its Subsidiaries beyond their termination of employment, other than as required by law or on an employee-pay-all basis.

                  (f) The consummation of the Merger pursuant to this Agreement will not (i) entitle any individual to severance pay or any tax "gross-up" payments with respect to the imposition of any tax pursuant to Section 4999 of the Code or accelerate the time of payment or vesting, or increase the amount, of compensation or benefits due to any individual with respect to any DHS Benefit Plan, or (ii) constitute or result in a prohibited transaction under
Section 4975 of the Code or Section 406 or 407 of ERISA with respect to any DHS Benefit Plan.

                  (g) There is no DHS Benefit Plan that is a "multiemployer plan," as such term is defined in Section 3(37) of ERISA, or which is covered by
Section 4063 or 4064 of ERISA.

         Section 4.15      Certain Agreements; Compliance with Agreements.

                  (a) Except as disclosed on Schedule 4.15 to the DHS Disclosure Letter or as provided for in this Agreement, neither DHS nor any of its Subsidiaries is a party to or bound by any oral or written:

                  (i) consulting agreement not terminable on thirty (30) days' or less notice;

                  (ii) agreement with any officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of the transactions contemplated by this Agreement;

                  (iii) agreement with respect to any officer providing any term of employment or compensation guarantee;

                  (iv) agreement or plan, including any stock option plan, stock appreciation rights plan, employee stock ownership plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                  (v) agreement containing covenants that limit the ability of DHS or any of its Subsidiaries to compete in any line of business or with any Person, or that involve any restriction on the geographic area in which, or method by which, DHS or any of its Subsidiaries may carry on its business (other than as may be required by law or any regulatory agency);

                  (vi) agreement, contract or understanding, other than this Agreement and the certificate of incorporation and by-laws of DHS, regarding the capital stock of DHS or committing to dispose of some or all of the capital stock or all or substantially all of the assets of DHS;

                  (vii) partnership, joint venture or profit sharing agreement of DHS or any of its Subsidiaries with any Person;

                  (viii) agreement, contract, commitment, indenture or other instrument of DHS or any of its Subsidiaries relating to the borrowing of money, or the direct or indirect guarantee of any obligation for, or an agreement to service the repayment of, borrowed money, or any other contingent obligation in respect to indebtedness of any other Person, including without limitation any agreement or arrangement relating to the maintenance of compensating balances, any agreement or arrangement with respect to lines of credit, any agreement or arrangement to purchase or repurchase obligations of any other Person, any agreement or arrangement to advance or supply funds to or to invest in any other Person, any agreement or arrangement to pay for property, products or services of any other Person even if such property, products or services are not conveyed, delivered or rendered, or any guarantee with respect to any lease or other similar periodic payment to be made by any other Person;

                  (ix) lease of DHS or any of its Subsidiaries with annual rental payments aggregating $50,000 or more;

                  (x) agreement, contract or commitment of DHS or any of its Subsidiaries relating to the disposition or acquisition of any investment in any Person if such investment has a book value of, or the disposition or acquisition price of such investment or interest is, $50,000 or more;

                  (xi) agreement, contract or commitment which involves payment or potential payment, pursuant to the terms of such agreement, contract or commitment, by or to DHS or any of its Subsidiaries of $50,000 or more within any twelve (12) month period commencing after the date hereof;

                  (xii) severance or similar agreement entered into or amended at any time since June 30, 1998; or

                  (xiii) agreement, contract, commitment or arrangement between DHS or any of its Subsidiaries and any Affiliate of DHS or any of its Subsidiaries that is not described in or filed as an exhibit to a DHS SEC Document.

                  (b) Neither DHS nor any of its Subsidiaries nor, to the knowledge of DHS, any other party thereto is in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or both, is reasonably expected to result in a default under, (i) the certificates or articles of incorporation, by-laws or similar organizational documents of DHS or any of its Subsidiaries, or (ii) any contract, agreement, plan or instrument listed or required to be listed on Schedule 4.15 to the DHS Disclosure Letter, except in the case of clause (ii) for breaches, violations or defaults which, individually or in the aggregate, are not having and are not reasonably expected to have a Material Adverse Effect on DHS. No party to any such contract, agreement, plan or instrument will have the right to terminate any or all of the provisions of any such contract, plan or instrument as a result of the transactions contemplated by this Agreement.



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

                  (c) No outstanding purchase commitments of DHS or any of its Subsidiaries is materially in excess of the reasonable requirements of their respective business.

                  (d) Neither DHS nor any of its Subsidiaries has received written notice of any existing, announced or anticipated changes in the policies of any material clients, customers, referral sources or suppliers which could reasonably be expected to have a Material Adverse Effect on DHS.

         Section 4.16      Compliance with Laws and Orders.

                  (a) DHS and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Authorities necessary for the lawful conduct of their respective businesses (the "DHS PERMITS"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, are not having and are not reasonably expected to have a Material Adverse Effect on DHS. DHS and its Subsidiaries are in compliance with the terms of the DHS Permits, except failures so to comply which, individually or in the aggregate, are not having and are not reasonably expected to have a Material Adverse Effect on DHS. DHS and its Subsidiaries are not in violation of or default under any Laws or Orders, except for such violations or defaults which, individually or in the aggregate, are not having and are not reasonably expected to have a Material Adverse Effect on DHS.

                  (b) Without limitation of Section 4.16(a), DHS and its Subsidiaries have at all times operated their businesses in compliance with all applicable federal, state and other fraud and abuse, anti-kickback ("Stark laws") and other statutes, rules and regulations governing the provision of medical or related services and/or payments or reimbursements for such services.

         Section 4.17      Environmental Matters.

                  (a) No notice, notification, demand, request for information, citation, summons or order has been received by, no complaint has been filed against, no penalty has been assessed against, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of DHS or any Subsidiary of DHS, is threatened by any Person, against DHS or any Subsidiary of DHS with respect to any matters relating to or arising out of any Environmental Law;

                  (b) No Hazardous Substance has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted or released, in violation of any Environmental Law, at, on, under or adjacent to any property now or, to the knowledge of DHS, previously owned, leased or operated by DHS or any Subsidiary of DHS; and

                  (c) There are no Environmental Liabilities.

                  (d) For purposes of this Section 4.17, capitalized terms used shall have the meanings assigned to them in Section 3.17(b), except that in all cases the word "DHS" shall be substituted for the word "MAI".



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

         Section 4.18 Assets. The assets, properties, rights and contracts, including (as applicable) title or leaseholds thereto, of DHS and its Subsidiaries, taken as a whole, are sufficient to permit DHS and its Subsidiaries to conduct their respective businesses as currently being conducted. Neither DHS nor any of its Subsidiaries owns any real property.

         Section 4.19      Intellectual Property Rights.

                  (a) DHS and its Subsidiaries own or have the right to use all Intellectual Property individually or in the aggregate material to the conduct of the businesses of DHS and its Subsidiaries. To the knowledge of DHS, (i) neither DHS nor any Subsidiary of DHS is in default (or with the giving of notice or lapse of time or both would be in default) under any license to use such Intellectual Property, (ii) such Intellectual Property (other than patents) is not being infringed by any third party, and (iii) neither DHS nor any Subsidiary of DHS is infringing any intellectual property of any third party. An accurate schedule of all Intellectual Property of DHS or its Subsidiaries consisting of patents, registered trademarks, registered service marks, registered trade names and registered copyrights and all pending applications therefor is set forth on Schedule 4.19 to the DHS Disclosure Letter.

                  (b) Either DHS or one of its Subsidiaries is listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for each application and registration included in the Intellectual Property, other than Intellectual Property of which DHS or its Subsidiaries is a licensee.

                  (c) DHS and its Subsidiaries, with respect to all Intellectual Property owned thereby, have taken or caused to be taken all reasonable steps in the exercise of reasonable business judgement to obtain and retain valid and enforceable Intellectual Property rights therein, including the submission of all necessary filings in accordance with the legal and administrative requirements of the appropriate jurisdictions. No application or registration listed on Schedule 4.19 to the DHS Disclosure Letter is the subject of any pending, existing or, to DHS' knowledge, threatened, opposition, interference, cancellation proceeding or other legal or governmental proceeding before any registration authority in any jurisdiction.

                  (d) The consummation of the transactions contemplated hereby will not result in the loss or impairment of DHS' or any of its Subsidiaries' right to own or use any of the Intellectual Property nor will it require the consent of any Governmental Authority or third party.

         Section 4.20 Labor Matters. DHS has previously furnished to MAI true and complete copies of all labor and collective bargaining agreements (if any) to which DHS or any of its Subsidiaries is a party and that are currently in effect, together with all amendments thereto (if any). Since January 1, 1996, there have been no strikes, slowdowns or other work stoppages or lockouts involving any employees of DHS or any of its Subsidiaries and there are no disputes by any labor organization in progress or pending or, to the knowledge of DHS, threatened against DHS or any of its Subsidiaries that would have a Material Adverse Effect on DHS. DHS and its Subsidiaries are in compliance in all material respects with all applicable laws and regulations in



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

respect of employment and employment practices, terms and conditions of employment, wages and hours, occupational safety, health or welfare conditions relating to premises occupied, and civil rights. There are no charges of unfair labor practices pending before any Governmental Authority involving or affecting DHS or any of its Subsidiaries. As of the date of this Agreement, there is no representation claim or petition pending before the National Labor Relations Board and, to the knowledge of DHS, no question concerning representation exists with respect to the employees of DHS or any of its Subsidiaries. DHS has not received notice that any customer or supplier of DHS or any or its Subsidiaries is involved in or threatened with or affected by any strike or other labor disturbance or dispute, litigation or administrative proceeding or judgment, order, injunction, decree or award, the consequences of which would have a Material Adverse Effect on DHS.

         Section 4.21 Transactions with Affiliates. Except to the extent disclosed in the DHS SEC Documents filed prior to the date of this Agreement, none of the officers or directors of DHS or any of its Subsidiaries nor any of its Affiliates, and, to DHS' knowledge, none of its key employees or the key employees of any of its Subsidiaries, is a party to any transaction with DHS or any of its Subsidiaries (other than for services as an employee, officer or director and other than transactions between DHS and one or more of its direct or indirect wholly owned Subsidiaries or between such Subsidiaries), including, without limitation, any contract, agreement or other arrangement (a) providing for the furnishing of services to or by, (b) providing for rental of real or personal property to or from, or (c) otherwise requiring payments to or from, any such officer, director, Affiliate or key employee, any member of the family of any such officer, director or key employee or any corporation, partnership, trust or other entity in which any such officer, director or key employee has substantial interest (excluding the ownership of not more than two percent (2%) of the capital stock of a publicly traded corporation) or which is an Affiliate of such officer, director or key employee.

         Section 4.22 Insurance. Schedule 4.22 to the DHS Disclosure Letter sets forth a complete and accurate list of all primary, excess and umbrella policies, bonds and other forms of insurance currently owned or held by or on behalf of or providing insurance coverage to DHS or any of its Subsidiaries and their respective businesses, properties and assets (or its directors, officers, agents or employees). All such policies are in full force and effect. Neither DHS nor any of its Subsidiaries has received notice of default under any such policy, or has received written notice of any pending or threatened termination or cancellation, coverage limitation or reduction, or material premium increase with respect to any such policy, the failure of which to maintain has a Material Adverse Effect on DHS. Schedule 4.22 to the DHS Disclosure Letter sets forth a complete and accurate summary of all of the self-insurance coverage provided by DHS or any of its Subsidiaries and no letters of credit have been posted in respect thereof.

         Section 4.23 Takeover Statutes. The Board of Directors of DHS has duly and validly approved the Merger, this Agreement and the transactions contemplated by this Agreement and such approval is sufficient to render inapplicable to the Merger, this Agreement, and the transactions contemplated by this Agreement and the Voting Agreement, the provisions of Section 203 of the Delaware General Corporation Law (the "Delaware Law"). No other Takeover Statute applicable to DHS or any of its Subsidiaries is applicable to the Merger or the other transactions contemplated hereby.



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

         Section 4.24 Finders' Fees. Except for a fee payable to Prudential Securities Incorporated, a copy of whose engagement agreement has been provided to MAI, no investment banker, broker, finder, other intermediary or other Person is entitled to any fee or commission from DHS or any Subsidiary of DHS upon consummation of the transactions contemplated by this Agreement.

                                    ARTICLE V
                                    COVENANTS

         Section 5.01 Conduct of MAI. From the date hereof until the Effective Time, except as otherwise expressly required by this Agreement or with the prior written consent of DHS, MAI shall conduct, and shall cause its Subsidiaries to conduct, their respective businesses in the ordinary course consistent with past practice and shall use commercially reasonable efforts to preserve intact commercially reasonable organizations and relationships with customers, suppliers, creditors and business partners and shall use their reasonable efforts to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, except as described in Schedule 5.01 to the MAI Disclosure Letter, without the prior written approval of DHS (which approval will not be unreasonably withheld or delayed with respect to (c), (d), (h), (i), (j), (n) or
(o), or (k) as it applies to filing any amended Tax Return):

                  (a) MAI will not adopt or propose any change in its articles of incorporation or any change in its by-laws, except to the extent required to consummate the Merger;

                  (b) MAI will not, and will not permit any Subsidiary of MAI to, adopt a plan or agreement of complete or partial liquidation, or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of MAI or any of its Subsidiaries (other than a liquidation or dissolution of any Subsidiary or a merger or consolidation between wholly-owned Subsidiaries);

                  (c) MAI will not, and will not permit any Subsidiary of MAI to, make any investment in or any acquisition of the business of any Person or any material amount of assets (other than inventory);

                  (d) MAI will not, and will not permit any Subsidiary of MAI to, sell or otherwise dispose of any assets (other than inventory) in an amount that would be material to MAI and its Subsidiaries, taken as a whole, except in the ordinary course of business consistent with past practice;

                  (e) MAI will not, and will not permit any Subsidiary of MAI to, declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock other than dividends paid by any Subsidiary of MAI to MAI or any other Subsidiary of MAI, or split, combine, reclassify or take similar action with respect to any of its capital stock or MAI Securities or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or MAI Securities;

                  (f) MAI will not, and will not permit any Subsidiary of MAI to, issue, deliver, sell, transfer, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class or series of MAI or its Subsidiaries, or issue or grant any restricted stock awards, stock appreciation rights, performance share agreements or stock unit awards, other than (i) the issuance of options with an exercise price at least equal to the fair market value of the MAI Common Stock on the date of grant for up to 150,000 shares of MAI Common Stock under the MAI Option Plan as in effect on the date hereof, and (ii) issuances of MAI Common Stock pursuant to the exercise of options granted pursuant to the MAI Option Plan and the exercise of MAI Warrants described in Section 3.05(a) which are outstanding on the date hereof or are hereafter issued pursuant to the foregoing clause (i); and MAI will not amend the terms of any option, warrant, right or other security outstanding on the date hereof;

                  (g) MAI will not, and will not permit any Subsidiary of MAI to, redeem, purchase or otherwise acquire directly or indirectly any of MAI's capital stock or any MAI Securities;

                  (h) MAI will not, and will not permit any Subsidiary of MAI to, enter into or amend in any material respect any employment contract with any of its officers, directors or employees earning annual compensation of more than $50,000, adopt or amend any MAI Benefit Plan in any material respect or make any payments, awards or distributions under any MAI Benefit Plan or otherwise not consistent with past practice or custom except (i) as required by a contract in existence on the date hereof and listed on Schedule 3.15 to the MAI Disclosure Letter, or (ii) as necessary to make any MAI Benefit Plan listed on Schedule
3.14 to the MAI Disclosure Letter meet the requirements of ERISA to the extent such amendment is described in such Schedule or is approved by DHS;

                  (i) MAI will not, and will not permit any Subsidiary of MAI to, (i) enter into (or commit to enter into) any new lease or renew any existing lease of real property (except pursuant to commitments for such lease or lease renewal entered into prior to the date hereof), or (ii) purchase or acquire or enter into any agreement to purchase or acquire any real estate;

                  (j) MAI will not, and will not permit any Subsidiary of MAI to, make or commit to make any capital expenditures in excess of $500,000 in the aggregate;

                  (k) MAI will not, and will not permit any Subsidiary of MAI to, change any tax election, change any annual tax accounting period, change any method of tax accounting, file any amended Tax Return, enter into any closing agreement relating to any Tax, settle any Tax claim or assessment, surrender any right to claim a Tax refund or consent to any extension or waiver (other than a reasonable extension or waiver) of the limitations period applicable to any Tax claim or assessment, if any such action would have the effect of increasing the aggregate Tax liability or reducing the aggregate tax assets of MAI and its Subsidiaries, taken as a whole;

                  (l) MAI will not, and will not permit any Subsidiary of MAI to, (i) incur any indebtedness for borrowed money or guarantee any such indebtedness other than in the ordinary course of its business consistent with past practice, or (ii) voluntarily purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled repayment date with respect to, or waive any right under, any indebtedness for borrowed money;

                  (m) MAI will not, and will not permit any Subsidiary of MAI to, enter into any contract or amend or modify any existing contract, or engage in any new transaction outside the ordinary course of business consistent with past practice or not on an arm's length basis, with any Affiliate of such party or any of its Subsidiaries;

                  (n) MAI will not, and will not permit any Subsidiary of MAI to, agree or commit to do any of the foregoing; and

                  (o) MAI will not, and will not permit any Subsidiary of MAI to, take or agree or commit to take any action that would make any representation or warranty of MAI in this Agreement inaccurate at, or as of any time prior to, the Effective Time.

         Section 5.02 Conduct of DHS. From the date hereof until the Effective Time, except as otherwise expressly required by this Agreement or with the prior written consent of MAI, DHS shall conduct, and shall cause its Subsidiaries to conduct, their respective businesses in the ordinary course consistent with past practice and shall use commercially reasonable efforts to preserve intact their business organizations and relationships with customers, suppliers, creditors and business partners and shall use their reasonable efforts to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, without the prior written approval of MAI (which approval will not be unreasonably withheld or delayed with respect to (c), (d), (h), (i), (j), (n) or
(o), or (k) as it applies to filing any amended Tax Return):

                  (a) DHS will not adopt or propose any change in its certificate of incorporation or any change in its by-laws;

                  (b) DHS will not, and will not permit any Subsidiary of DHS to, adopt a plan or agreement of complete or partial liquidation, or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of DHS or any of its Subsidiaries (other than a liquidation or dissolution of any Subsidiary or a merger or consolidation between wholly-owned Subsidiaries);

                  (c) DHS will not, and will not permit any Subsidiary of DHS to, make any investment in or any acquisition of the business of any Person or any material amount of assets (other than inventory);

                  (d) DHS will not, and will not permit any Subsidiary of DHS to, sell or otherwise dispose of any assets (other than inventory) in an amount that would be material to DHS and its Subsidiaries, taken as a whole, except in the ordinary course of business consistent with past practice;

                  (e) DHS will not, and will not permit any Subsidiary of DHS to, declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock, other than dividends paid by any Subsidiary of DHS to DHS or any other

Subsidiary of DHS, or split, combine, reclassify or take similar action with respect to any of its capital stock or DHS Securities or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or DHS Securities;

                  (f) DHS will not, and will not permit any Subsidiary of DHS to, issue, deliver, sell, transfer, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class or series of DHS or its Subsidiaries, or issue or grant any restricted stock awards, stock appreciation rights, performance share agreements or stock unit awards, other than (i) the issuance of options with an exercise price at least equal to the fair market value of the DHS Common Stock on the date of grant for up to 150,000 shares of DHS Common Stock under the DHS Plans as in effect on the date hereof, and (ii) issuances pursuant to the exercise of options granted pursuant to the DHS Plans described in Section 4.05(a) which are outstanding on the date hereof or are hereafter issued pursuant to the foregoing clause (i); and DHS will not amend the terms of any option, warrant, right or other security outstanding on the date hereof, except for the extension of stock options held by outgoing directors of DHS (provided that such extensions shall not cause the expiration dates of such options to extend beyond the later of the third anniversary of the Effective Time or the tenth (10th) anniversary of the date of issuance of the subject options);

                  (g) DHS will not, and will not permit any Subsidiary of DHS to, redeem, purchase or otherwise acquire directly or indirectly any of DHS' capital stock or any DHS Securities;

                  (h) DHS will not, and will not permit any Subsidiary of DHS to, enter into or amend in any material respect any employment contract with any of its officers, directors or employees earning annual compensation of more than $50,000 (other than as contemplated by Section 6.06), adopt or amend any DHS Benefit Plan in any material respect or make any payments, awards or distributions under any DHS Benefit Plan or otherwise not consistent with past practice or custom except (i) as required by a contract in existence on the date hereof and listed on Schedule 4.15 to the DHS Disclosure Letter, or (ii) as necessary to make any DHS Benefit Plan listed on Schedule 4.14 to the DHS Disclosure Letter meet the requirements of the Code or ERISA to the extent such amendment is described in such Schedule or is approved by MAI;

                  (i) DHS will not, and will not permit any Subsidiary of DHS to, (i) enter into (or commit to enter into) any new lease or renew any existing lease of real property (except pursuant to commitments for such lease or lease renewal entered into prior to the date hereof), or (ii) purchase or acquire or enter into any agreement to purchase or acquire any real estate;

                  (j) DHS will not, and will not permit any Subsidiary of DHS to, make or commit to make any capital expenditures in excess of $750,000 in the aggregate;

                  (k) DHS will not, and will not permit any Subsidiary of DHS to, change any tax election, change any annual tax accounting period, change any method of tax accounting, file any amended Tax Return, enter into any closing agreement relating to any Tax, settle any Tax claim or assessment, surrender any right to claim a Tax refund or consent to any extension or waiver (other than a reasonable extension or waiver) of the limitations period applicable to any Tax claim or assessment, if any such action would have the effect of increasing the aggregate Tax liability or reducing the aggregate tax assets of MAI and its Subsidiaries, taken as a whole;

                  (l) DHS will not, and will not permit any Subsidiary of DHS to, (i) incur any indebtedness for borrowed money or guarantee any such indebtedness other than in the ordinary course of its business consistent with past practice or other than in connection with the transactions contemplated by this Agreement, or (ii) voluntarily purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled repayment date with respect to, or waive any right under, any indebtedness for borrowed money;

                  (m) DHS will not, and will not permit any Subsidiary of DHS to, enter into any contract or amend or modify any existing contract, or engage in any new transaction outside the ordinary course of business consistent with past practice or not on an arm's length basis, with any Affiliate of such party or any of its Subsidiaries;

                  (n) DHS will not, and will not permit any Subsidiary of DHS to, agree or commit to do any of the foregoing; and

                  (o) DHS will not, and will not permit any Subsidiary of DHS to, take or agree or commit to take any action that would make any representation or warranty of DHS in this Agreement inaccurate at, or as of any time prior to, the Effective Time.

         Section 5.03      No Solicitation.

                  (a) From the date hereof until the earlier of the Effective Time or the termination of this Agreement, DHS agrees that: (i) it will not, and will use its best efforts to cause its Subsidiaries and the officers, directors, employees, investment bankers, consultants and other agents of DHS and its Subsidiaries and the Affiliates of DHS not to, directly or indirectly, initiate, solicit, encourage or facilitate or take any action to initiate, solicit, encourage or facilitate any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, consolidation or other business combination including DHS or any of its Subsidiaries or any acquisition or similar transaction (including, without limitation, a tender or exchange offer) involving the purchase of (A) all or any significant portion of the assets of DHS and its Subsidiaries taken as a whole, (B) 20% or more of the outstanding shares of DHS Common Stock, or (C) 20% of the outstanding shares of the capital stock of any Subsidiary of DHS (any such proposal or offer being hereinafter referred to as an "ALTERNATIVE PROPOSAL"), or engage in any discussions or negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person or group relating to an Alternative Proposal (excluding the transactions contemplated by this Agreement) or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; (ii) it will immediately cease and cause to be terminated and will cause its Subsidiaries and the officers, directors, employees, investment bankers, consultants and other agents of DHS and its Subsidiaries and the Affiliates of DHS to immediately cease and terminate, any existing activities, discussions or negotiations with any parties with respect to any of the foregoing, and it will take the necessary steps to inform such parties of its obligations under this Section 5.03(a); and (iii) it will notify MAI immediately (and in no event later than 24 hours after receipt of any Alternative Proposal) if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it or any of such Persons; provided, however, that nothing contained in this Section 5.03 shall prohibit the Board of Directors of DHS from (x) furnishing information to (but only pursuant to a confidentiality agreement in customary form and having terms and conditions substantially comparable to the Confidentiality Agreement) or entering into discussions or negotiations with any Person or group that makes an unsolicited bona fide Alternative Proposal, if, and only to the extent that, (i) the Board of Directors of DHS, based upon the written opinion of outside counsel, determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by applicable law, (ii) prior to furnishing such information to, or entering into discussions or negotiations with, such Person or group, DHS provides written notice to MAI to the effect that it is furnishing information to, or entering into discussions or negotiations with such Person or group (without being required to identify such Person or group), and (iii) DHS keeps MAI informed (which notice shall be provided orally and in writing) of the status of such discussions or negotiations (provided that DHS will not be required to inform MAI of the substantive terms of such discussions or negotiations, other than the aggregate consideration being offered to DHS and/or its stockholders), and (y) to the extent required, complying with Rule 14e-2 promulgated under the 1934 Act with regard to an Alternative Proposal. Except for MAI's termination rights pursuant to Section 9.01, MAI will not utilize any of the information provided to it by DHS pursuant to this Section 5.03(a) in any manner which could reasonably be expected to undermine DHS' discussions or negotiations with any Person or group identified to MAI by DHS hereunder.

                  (b) From the date hereof until the earlier of the Effective Time or the termination of this Agreement, MAI agrees that: (i) it will not, and will use its best efforts to cause its Subsidiaries and the officers, directors, employees, investment bankers, consultants and other agents of MAI and its Subsidiaries and Affiliates of MAI not to, directly or indirectly, initiate, solicit, encourage or facilitate or take any action to initiate, solicit, encourage or facilitate any inquiries or the making or implementation of any proposal or offer with respect to any transaction such as would constitute an Alternative Proposal with respect to MAI or would cause ownership or voting control of MAI to be vested in any Person or group, or with respect to a material acquisition in any line of business not substantially related to the existing line of business of MAI and its Subsidiaries (a "MAI PROPOSAL"); (ii) it will immediately cease and cause to be terminated and will cause its Subsidiaries and the officers, directors, employees, investment bankers, consultants and other agents of MAI and its Subsidiaries and the Affiliates of MAI to immediately cease and terminate, any existing activities, discussions or negotiations with any parties with respect to any of the foregoing, and it will take the necessary steps to inform such parties of its obligations under this
Section 5.03(b); and (iii) it will notify DHS immediately (and in no event later than 24 hours after receipt of any proposal with respect to any such transaction) if any inquiries, proposals, or offers are received by, or any information is requested in respect of, any transaction of the type described in this Section 5.03(b). MAI shall be permitted to conduct unsolicited negotiations and discussions with respect to any such transaction, and shall be required



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to report thereon to DHS, in the same manner and to the same extent as is applicable under Section 5.03(a) with respect to any Alternative Proposal as described therein. Except for DHS' termination rights pursuant to Section 9.01, DHS will not utilize any information provided to it by MAI pursuant to this
Section 5.03(b) in any manner which could reasonably be expected to undermine MAI's discussions or negotiations with any Person or group identified to DHS by MAI hereunder.

         Section 5.04      Approval of Stockholders.

                  (a) DHS shall, through its Board of Directors, duly call, give notice of, convene and hold a meeting of its stockholders (the "DHS STOCKHOLDERS' MEETING") for the purpose of voting on the approval and adoption of this Agreement and the Merger (the "DHS STOCKHOLDERS' APPROVAL") as soon as reasonably practicable after the date hereof. Except as provided in the next sentence, the Board of Directors of DHS shall recommend approval and adoption of this Agreement and the Merger by the holders of DHS Common Stock and shall use all commercially reasonable efforts to obtain such approval and adoption. The Board of Directors of DHS shall be permitted to (i) not recommend to the holders of DHS Common Stock that they give the DHS Stockholders' Approval, or (ii) withdraw or modify in a manner adverse to DHS its recommendation to the holders of DHS Common Stock that they give the DHS Stockholders' Approval, but in each of cases (i) and (ii) only if and to the extent that a Superior Proposal is pending at the time the DHS Board of Directors determines to take any such action or inaction; provided, however, that no such failure to recommend, withdrawal or modification shall be made unless DHS shall have delivered to MAI a written notice (a "NOTICE OF SUPERIOR PROPOSAL") advising MAI that the Board of Directors of DHS has received a Superior Proposal and identifying the Person or group making such Superior Proposal; and further provided, that nothing contained in this Agreement shall prevent the Board of Directors of DHS from complying with Rule 14e-2 under the 1934 Act with regard to an Alternative Proposal. For purposes of this Agreement, "SUPERIOR PROPOSAL" means any bona fide Alternative Proposal for at least a majority of the outstanding Shares on terms that the Board of Directors of DHS determines in its good faith judgment (based on the advice of an independent reputable financial advisor, taking into account all the terms and conditions of the Alternative Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation) are more favorable and provide greater value to all holders of DHS Common Stock than this Agreement and the Merger taken as a whole.

                  (b) MAI shall, through its Board of Directors, duly call, give notice of, convene and hold a meeting of its stockholders (the "MAI SHAREHOLDERS' MEETING" and, together with the DHS Stockholders' Meeting, the "SHAREHOLDERS' MEETINGS") for the purpose of voting on the issuance of MAI Common Stock in the Merger (the "MAI SHAREHOLDERS' APPROVAL"), as soon as reasonably practicable after the date hereof. The Board of Directors of MAI shall recommend that the shareholders of MAI approve such issuances of MAI Common Stock, and shall use its best efforts to obtain such approval.

                  (c) DHS and MAI shall coordinate and cooperate with respect to the timing of the Shareholders' Meetings and shall use their best efforts to cause the Shareholders' Meetings to be held on the same day and as soon as practicable after the date hereof.



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         Section 5.05      Preparation of Form S-4 and Proxy Statement.

                  (a) MAI and DHS shall prepare and file with the SEC as soon as reasonably practicable after the date hereof, the Proxy Statement, and MAI shall prepare and file with the SEC as soon as reasonably practicable after such date, a registration statement on Form S-4 with respect to the MAI Common Stock issuable in the Merger, and in which the Proxy Statement will be included within the prospectus. MAI and DHS shall use all reasonable efforts to have the Form S-4 declared effective by the SEC as promptly as practicable after such filing. Prior to the Effective Date, MAI shall also take any action (other than qualifying as a foreign corporation or taking any action which would subject it to service of process in any jurisdiction where MAI is not now so qualified or subject) required to be taken under applicable state blue sky or securities laws in connection with the issuance of MAI Common Stock in connection with the Merger and will pay all expenses incident thereto. If at any time prior to the Effective Time any event shall occur that should be set forth in an amendment of or a supplement to the Form S-4, MAI shall prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable. MAI, Merger Subsidiary and DHS shall cooperate with each other in the preparation of the Form S-4 and the Proxy Statement and any amendment or supplement thereto, and each shall notify the other of the receipt of any comments of the SEC with respect to the Form S-4 and any amendment or supplement thereto or for additional information, and shall provide to the other promptly copies of all correspondence between MAI or DHS, as the case may be, and the SEC with respect to the Form S-4 or the Proxy Statement. MAI shall give DHS and its counsel the opportunity to review and comment on the Form S-4 and all responses to requests for additional information by and replies to comments of the SEC before their being filed with, or sent to, the SEC. Each of MAI, Merger Subsidiary and DHS agrees to use its best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause (i) the Form S-4 to be declared effective by the SEC at the earliest practicable time and to be kept effective as long as is necessary to consummate the Merger, and (ii) the Proxy Statement to be mailed to the holders of DHS Common Stock and MAI Common Stock entitled to vote at the meetings of the stockholders of DHS and MAI at the earliest practicable time.

                  (b) MAI agrees that the Form S-4, when declared effective by the SEC, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by MAI in reliance upon and in conformity with written information concerning DHS or any of its Affiliates furnished to MAI by DHS or any of its Affiliates. DHS agrees that the information provided by it for inclusion in the Proxy Statement, when the Proxy Statement is mailed to stockholders, will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No amendment or supplement to the Form S-4 will be made by MAI until it has consulted with DHS and its counsel. MAI will advise DHS, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, of the issuance of any stop order, or the suspension of the qualification of MAI Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction or any request by the SEC for amendment of the Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests for additional information.



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


         Section 5.06      Access to Information.

                  (a) To the extent permitted by applicable law, from the date hereof until the Effective Time, MAI will give DHS, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of MAI and its Subsidiaries, will furnish to DHS, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct MAI's employees, auditors, counsel and financial advisors to cooperate with DHS in its investigation of the business of MAI and its Subsidiaries; provided, however, that no investigation pursuant to this Section 5.06(a) shall affect any representation or warranty made by MAI to DHS hereunder. The foregoing information shall be held in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement between DHS and MAI (the "CONFIDENTIALITY AGREEMENT").

                  (b) To the extent permitted by applicable law, from the date hereof until the Effective Time, DHS will give MAI, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of DHS and its Subsidiaries, will furnish to MAI, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct DHS' employees, auditors, counsel and financial advisors to cooperate with MAI in its investigation of the business of DHS and its Subsidiaries; provided, however, that no investigation pursuant to this Section 5.06(b) shall affect any representation or warranty made by DHS to MAI hereunder. Such information shall be held in confidence to the extent required by, and in accordance with, the Confidentiality Agreement.

         Section 5.07      Notices of Certain Events.

                  (a)      MAI and DHS shall promptly notify each other of:

                  (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and

                  (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement.

                  (b) MAI shall promptly notify DHS of any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting MAI or any Subsidiary of MAI which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.12 or Section 3.17 or which relate to the consummation of the transactions contemplated by this Agreement.

                  (c) DHS shall promptly notify MAI of any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting DHS or any Subsidiary of DHS which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.12 or Section 4.17 or which relate to the consummation of the transactions contemplated by this Agreement.

         Section 5.08 Regulatory and Other Approvals. Subject to the terms and conditions of this Agreement, each of MAI and DHS will proceed diligently and in good faith to, as promptly as practicable, (a) obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental Authorities or any other public or private third parties required of DHS, MAI or any of their respective Subsidiaries to consummate the Merger and the other transactions contemplated hereby, and (b) provide such other information and communications to such Governmental Authorities or other public or private third parties as the other party or such Governmental Authorities or other public or private third parties may reasonably request in connection therewith. In addition to and not in limitation of the foregoing, each of the parties will (i) take promptly all actions necessary to make any filings (if any) legally required of DHS and MAI or their respective Affiliates under the HSR Act as soon as practicable but in no event later than thirty (30) days after the date hereof, (ii) comply at the earliest practicable date with any request for additional information received by such party or its Affiliates from the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "ANTITRUST DIVISION") pursuant to the HSR Act, and (iii) cooperate with the other party in connection with such party's filings (if any) under the HSR Act and in connection with resolving any investigation or other inquiry concerning the Merger or the other transactions contemplated by this Agreement commenced by either the FTC or the Antitrust Division or state attorneys general. Without limiting the generality of the foregoing, DHS and MAI shall together, or pursuant to an allocation of responsibility to be agreed between them, coordinate and cooperate in determining whether any action by or in respect of, or filing with, any Governmental Authorities is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any contracts, in connection with the consummation of the transactions contemplated by this Agreement, and in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

         Section 5.09 Public Announcements. So long as this Agreement is in effect, DHS and MAI will consult with each other before issuing any press release or making any SEC filing or other public statement with respect to this Agreement or the Voting Agreement or the transactions contemplated hereby or thereby and, except as may be required by applicable law, court process or any listing agreement with any national securities exchange or with NASDAQ, will not issue any such press release or make any such SEC filing or other public statement prior to such consultation and providing the other party with a reasonable opportunity to comment thereon and approve the same (such approval not to be unreasonably withheld or delayed).

         Section 5.10 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of DHS or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of DHS or Merger Subsidiary, any other actions and things



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

to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of DHS acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

         Section 5.11 DHS Affiliates. At least thirty (30) days prior to the Effective Time, DHS shall deliver a letter to MAI identifying all persons who, at the time of the DHS Stockholders' Meeting, may, in DHS' reasonable judgment, be deemed to be "affiliates" (as such term is used in Rule 145 under the 1933
Act) of DHS ("DHS AFFILIATES"). DHS shall use its reasonable efforts to cause each DHS Affiliate to deliver to MAI at or prior to the Effective Time a letter substantially in the form and to the effect of Exhibit B hereto (an "AFFILIATE LETTER"). MAI shall be entitled to issue appropriate stop transfer instructions to the transfer agent for the MAI Common Stock to be issued to DHS Affiliates pursuant to the Merger, consistent with the terms of such Affiliate Letters. At the Closing, unless the shares of MAI Common Stock issuable to the DHS Affiliates are included for resale in the Form S-4 registration statement contemplated by Section 5.05 and are freely tradeable upon the effectiveness of such Form S-4, MAI and the DHS Affiliates will enter into a Registration Rights Agreement in substantially the form attached hereto as Exhibit C; and, in the event that the shares of MAI Common Stock issuable to the DHS Affiliates are included for resale in the Form S-4 and are freely tradeable upon the effectiveness of such Form S-4, MAI shall file such amendments to such Form S-4 as may be required to keep such registration statement and the resale prospectus therein current and effective for a period of two years following the effective date thereof (or, if sooner, until such date as all such MAI Common Stock has been disposed of by the DHS Affiliates).

         Section 5.12 Obligations of Merger Subsidiary. MAI will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

         Section 5.13 Listing of Stock. MAI shall use its best efforts to cause the shares of MAI Common Stock to be issued in connection with the Merger to be approved for listing on the NASDAQ National Market System at or prior to the Effective Time, subject to official notice of issuance.

         Section 5.14 Antitakeover Statutes. If any Takeover Statute is or may become applicable to the Merger, each of DHS and MAI shall take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger.

         Section 5.15 Tax Treatment. Each of DHS and MAI shall not take any action and shall not fail to take any action which action or failure to act would cause, or would be reasonably likely to cause, DHS, MAI or their respective stockholders to recognize gain or loss for federal income tax purposes (other than in respect of any cash paid in lieu of fractional shares) as a result of the issuance of MAI Common Stock in the Merger, and DHS shall use its reasonable efforts to obtain the opinion of counsel referred to in Section 8.07.



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

         Section 5.16 Appointment of Directors. Immediately following the Closing, MAI shall cause all existing directors other than Paul Herchman, Tom Montgomery and Jim Silcock to resign, and shall cause two individuals (at least one of whom shall be an independent director) designated by the MAI Board of Directors to be continuing directors, and Brad A. Hummel and two other individuals designated by DHS (at least one of whom shall be an independent director), to become members of the Board of Directors of MAI immediately following the Effective Time, and shall cause Brad A. Hummel to be elected as the Chairman and Chief Executive Officer of MAI. If, from and after the Effective Time, any director shall die, resign or agree not to be nominated for reelection to the Board of Directors of MAI, then MAI shall invite Gary Hill (unless he is then already a director of MAI) to become a member of the Board of Directors of MAI to fill the vacancy thereby created.

         Section 5.17 Director and Officer Indemnification. MAI agrees that all rights to indemnification and advancement of expenses existing in favor of the current and former directors and officers of DHS (the "Indemnified Persons") under the provisions existing on the date hereof of the certificate of incorporation and by-laws of DHS shall survive the Effective Time for six (6) years thereafter, and MAI agrees to indemnify and advance expenses to the Indemnified Persons to the same extent as would be required or permitted by DHS under the provisions existing on the date hereof of the certificate of incorporation, by-laws and indemnification agreements of DHS. Until the sixth
(6th) anniversary of the Effective Time, MAI shall cause the Surviving Corporation to maintain in effect with respect to matters occurring prior to the Effective Time, to the extent available, the policies of directors' and officers' liability insurance currently maintained by DHS (or may cause similar coverage to be included in MAI's directors' and officers' liability coverage).

         Section 5.18      Employee Benefits.

                  (a) MAI hereby agrees to cause the Surviving Corporation to
(i) pay, in accordance with their terms as in effect on the date hereof, all amounts due and payable under the terms of all written employment, severance and termination contracts, agreements, plans, policies and commitments of DHS and its Subsidiaries with or with respect to its current or former employees, officers and directors as set forth in the DHS Disclosure Letter to the extent vested on or prior to the date of this Agreement or which become vested as a result of the transactions contemplated hereby, and (ii) assume and continue to honor the terms of such agreements and commitments.

                  (b) MAI hereby acknowledges that the consummation of the Merger will constitute a "friendly" change of control of DHS (to the extent relevant) for all benefit plans, employee agreements, stock option plans and other compensation arrangements of DHS, and DHS hereby acknowledges that the consummation of the Merger will (to the extent applicable) constitute a "friendly" change of control of MAI (to the extent relevant) for all benefit plans, employee agreements, stock option plans and other compensation arrangements of MAI.

         Section 5.19 Good Faith Efforts. Each party will use its good faith efforts to satisfy or cause to be satisfied the conditions precedent to the parties' performance hereunder as set forth in Articles VI, VII and VIII, subject to applicable legal requirements and limitations.



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

                                   ARTICLE VI
                   GENERAL CONDITIONS PRECEDENT TO THE MERGER

         The obligations of DHS, MAI and Merger Subsidiary to consummate the Merger pursuant to this Agreement and the other transactions required to be consummated by such date by this Agreement are subject to the satisfaction (or waiver by the party for whose benefit the applicable condition exists) of each of the following conditions:

         Section 6.01 Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the stockholders of DHS in accordance with Delaware Law. The shareholders of MAI shall have approved the issuance of MAI Common Stock in the Merger by the requisite vote under applicable law and under the applicable rules of the NASDAQ National Market System, as the case may be.

         Section 6.02 HSR Act. Any applicable waiting period under the HSR Act relating to the transactions contemplated by this Agreement shall have expired or been terminated.

         Section 6.03 Registration Statements; State Securities Laws. The Form S-4 shall have become effective in accordance with the provisions of the 1933 Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding seeking such an order shall be pending or threatened. MAI shall have received all state securities or blue sky permits and other authorizations necessary to issue the MAI Common Stock pursuant to this Agreement.

         Section 6.04 Listing. The shares of MAI Common Stock to be issued in the Merger shall have been approved for listing on the NASDAQ National Market System, subject to official notice of issuance.

         Section 6.05 Suits or Other Proceedings. There shall not be pending or threatened in writing (on any basis which DHS or MAI may reasonably deem credible and not of mere nuisance value) any suit, action or proceeding by any Governmental Authority or other Person, (a) seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement, or seeking to obtain from DHS or MAI any damages the amount of which would be reasonably likely to have a Material Adverse Effect on MAI or DHS, or
(b) seeking to prohibit or limit the ownership or operation by DHS, MAI or any of their respective Subsidiaries of, or to compel DHS, MAI or any of their respective Subsidiaries to dispose of or hold separate, any material portion of the business or assets of DHS, MAI or any of their respective Subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement.

                                   ARTICLE VII
                           CONDITIONS PRECEDENT TO THE
                               OBLIGATIONS OF DHS

           The obligations of DHS to consummate the Merger pursuant to this Agreement and the other transactions required to be consummated by such date by this Agreement are further subject to the satisfaction, at or prior to the Effective Time, of each of the following conditions (all or any of which may be waived in whole or in part by DHS in its sole discretion):

         Section 7.01 Representations and Warranties. The representations and warranties made by MAI and Merger Subsidiary in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and MAI and Merger Subsidiary shall each have delivered to DHS a certificate, dated the Closing Date and executed by MAI's President and by Merger Subsidiary's President to such effect.

         Section 7.02 Performance of Obligations. MAI and Merger Subsidiary shall have performed and complied with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by MAI or Merger Subsidiary at or prior to the Closing, and MAI and Merger Subsidiary shall each have delivered to DHS a certificate, dated the Closing Date and executed by MAI's President and by Merger Subsidiary's President to such effect.

         Section 7.03 No Material Adverse Change. Except as otherwise disclosed in this Agreement or the MAI Disclosure Letter, there shall not have been any change in the consolidated business, results of operations, financial condition or prospects of MAI and its Subsidiaries, taken as a whole, between December 31, 1998 and the Closing Date which would have a Material Adverse Effect on MAI.

         Section 7.04 Consents. DHS shall have received consents or waivers from such Persons as are necessary for DHS to consummate the transactions contemplated by this Agreement. In connection with the foregoing, if and to the extent required by any of DHS' lenders, MAI shall have caused Thomas Montgomery and/or his Affiliates to provide to Chase Bank of Texas, National Association, a replacement undertaking for the agreement of MAI described in Item 1 of Schedule
3.05 to the MAI Disclosure Letter.

         Section 7.05 Opinion of MAI Counsel. At the Closing, DHS shall have received from Jackson Walker L.L.P., counsel to MAI, a written opinion reasonably satisfactory to DHS, dated as of the Closing Date, substantially to the effect as set forth in Exhibit D hereto.

         Section 7.06 Proceedings. All proceedings to be taken on the part of MAI in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to DHS, and DHS shall have received copies of all such documents and other evidences as DHS may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

         Section 7.07 Tax Opinion. DHS shall have received an opinion of Greenberg Traurig, in form and substance reasonably satisfactory to DHS, on the basis of certain facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that neither DHS nor any of its stockholders shall recognize gain or loss for U.S. federal income tax purposes as a result of



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

the Merger (other than in respect of any cash paid in lieu of fractional shares). In rendering the opinions described in the preceding sentence, such counsel may rely upon the opinions described in Sections 7.08 and 8.07 and may require and rely upon representations contained in this Agreement and in certificates of officers and principal stockholders of MAI, DHS and their respective Subsidiaries.

         Section 7.08 Fairness Opinion.DHS shall have received a written opinion of Prudential Securities Incorporated, dated as of a date reasonably prior to the date of mailing of the Proxy Statement to DHS' stockholders, to the effect that the Merger Consideration to be received by the holders of Shares in the Merger is fair to DHS from a financial point of view, such fairness opinion to be in form and substance reasonably acceptable to DHS and its Board of Directors; and, at the date of such mailing of the Proxy Statement, no event or circumstance shall exist such as has caused Prudential Securities Incorporated to withdraw or materially adversely modify such fairness opinion.

                                  ARTICLE VIII
      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF MAI AND MERGER SUBSIDIARY

                  The obligations of MAI and Merger Subsidiary to consummate the Merger pursuant to this Agreement and the other transactions required to be consummated by such date by this Agreement are further subject to the satisfaction, at or prior to the Effective Time, of each of the following conditions (all or any of which may be waived in whole or in part by MAI and Merger Subsidiary in their sole discretion):

         Section 8.01 Representations and Warranties. The representations and warranties made by DHS in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and DHS shall have delivered to MAI a certificate, dated the Closing Date and executed by its President to such effect.

         Section 8.02 Performance of Obligations. DHS shall have performed and complied with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by DHS at or prior to Closing, and DHS shall have delivered to MAI a certificate, dated the Closing Date and executed by its President to such effect.

         Section 8.03 No Material Adverse Change. Except as otherwise disclosed in this Agreement or the DHS Disclosure Letter, there shall not have been any change in the consolidated business, results of operations, financial condition or prospects of DHS and its Subsidiaries, taken as a whole, between December 31, 1998 and the Closing Date which would have a Material Adverse Effect on DHS. The delisting of DHS Common Stock from Nasdaq shall not be deemed to have a Material Adverse Effect.

         Section 8.04 Consents. MAI shall have received consents or waivers from such Persons as are necessary for MAI to consummate the transactions contemplated by this Agreement.



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

         Section 8.05 Opinion of DHS Counsel. At the Closing, MAI shall have received from Greenberg Traurig, counsel to DHS, a written opinion reasonably satisfactory to MAI, dated as of the Closing Date, substantially to the effect as set forth in Exhibit E hereto.

         Section 8.06 Proceedings. All proceedings to be taken on the part of DHS in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to MAI, and MAI shall have received copies of all such documents and other evidences as MAI may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

         Section 8.07 Fairness Opinion. MAI shall have received a written opinion of Needham & Company, Inc., dated as of a date reasonably prior to the date of mailing of the Proxy Statement to MAI's shareholders, to the effect that the exchange ratio set forth in Section 1.02(a)(iii) is fair to MAI from a financial point of view. Such fairness opinion to be in form and substance reasonably acceptable to MAI and its Board of Directors; and, at the date of such mailing of the Proxy Statement, no event or circumstance shall exist such as has caused Needham & Company, Inc. to withdraw or materially adversely modify such fairness opinion.

         Section 8.08 Accounting Matters. There shall not be pending any unresolved dispute or objection by the SEC with respect to the implementation of the accounting changes and write-offs described in the DHS 10-K; and to the extent that the SEC shall have requested any material modification to such changes or write-offs, such changes or modifications shall be reasonably satisfactory to MAI.

         Section 8.09 Lender Relationships. On or prior to June 22, 1999, (a) the loan arrangements between DHS and Chase Bank of Texas, N.A., as in effect on the date hereof, shall have been amended or refinanced on terms and conditions reasonably satisfactory to MAI, and there shall be no outstanding defaults (unless waived to MAI's reasonable satisfaction) under such amended or refinanced loan arrangements, and (b) the subordinated note agreements between DHS and The Prudential Insurance Company of America shall have been renegotiated and restructured on terms and conditions reasonably satisfactory to MAI, and there shall be no outstanding defaults (unless waived to MAI's reasonable satisfaction) under such renegotiated and restructured subordinated note agreements.

                                   ARTICLE IX
                                   TERMINATION

         Section 9.01 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time whether prior to or after DHS Stockholders' Approval or MAI Shareholders' Approval:

                  (a) By mutual written agreement of MAI and DHS duly authorized by action taken by or on behalf of their respective Boards of Directors;

                  (b) By either MAI or DHS upon notification to the non-terminating party by the terminating party:



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                  (i) at any time after August 10, 1999 if the Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by or substantially attributable to a breach of this Agreement by the terminating party;

                  (ii) if (A) MAI Shareholders' Approval (under Texas Law and under the applicable NASDAQ regulations), or (B) DHS Stockholders' Approval (under Delaware Law), as the case may be, shall not be obtained by reason of the failure to obtain the requisite vote upon a vote held at a meeting of stockholders, or any adjournment thereof, called therefor;

                  (iii) if (A) there has been a material breach of any representation, warranty, covenant or agreement on the part of the non-terminating party set forth in this Agreement, which breach is not curable or, if curable, has not been cured within thirty (30) days following receipt by the non-terminating party of notice of such breach from the terminating party (or, if sooner and the terminating party has not delayed giving notice of such breach, August 10, 1999), or (B) any condition precedent to the terminating party's obligations set forth in
         Article VII, with respect to DHS, or Article VIII, with respect to MAI, of this Agreement has not been met or waived by such party by August 10, 1999; or

                  (iv) if any court of competent jurisdiction or other competent Governmental Authority shall have issued an order making illegal or otherwise restricting, preventing or prohibiting the Merger and such order shall have become final and nonappealable;

                  (c) By DHS if: (i) the Board of Directors of DHS determines in good faith to accept a Superior Proposal; or (ii) the Board of Directors of MAI shall have withdrawn or modified in a manner materially adverse to DHS its approval or recommendation of this Agreement or the Merger;

                  (d) By MAI if the Board of Directors of DHS (i) shall have withdrawn or modified in a manner materially adverse to MAI its approval or recommendation of this Agreement or the Merger, or (ii) shall have recommended a Superior Proposal to the stockholders of DHS or shall have entered into a definitive agreement providing for a Superior Proposal with a Person other than MAI; or

                  (e) By DHS if MAI is engaged in ongoing active negotiations for, or has accepted and there remains in effect, a MAI Proposal.

         Section 9.02      Effect of Termination.

                  (a) If this Agreement is validly terminated by either MAI or DHS pursuant to Section 9.01, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of either MAI or DHS (or any of their respective representatives or Affiliates), except that (i) the provisions of Sections 10.05 and 10.08, this Section 9.02 and the Confidentiality Agreement will continue to apply following any such termination, and (ii) nothing



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contained herein shall relieve any party hereto from liability for willful breach of its representations, warranties, covenants or agreements contained in this Agreement.

                  (b) (i) If this Agreement is terminated by (A) DHS pursuant to
Section 9.01(c)(i), or (B) by MAI pursuant to Section 9.01(d)(i) (unless any of the conditions precedent set forth in Articles VI and/or VII above (other than Sections 6.01, 7.05, or 7.08, or Section 7.04 to the extent that any consent is contingent only upon stockholder approval or the Closing, or Section 7.06 to the extent that the MAI Shareholders' Meeting is held subsequent to the DHS Stockholders' Meeting) shall not have been satisfied, after due notice and opportunity to cure, at the time of the DHS Stockholders' Meeting held to consider approval of the transactions contemplated herein) or Section 9.01(d)(ii), then DHS shall pay or cause to be paid to MAI, by wire transfer of same day funds on the day of such termination, a termination fee of $1,000,000.

                  (ii) If this Agreement is terminated by DHS pursuant to
         Section 9.01(e), then MAI shall pay or cause to be paid to DHS, by wire transfer of same day funds on the day of such termination, a termination fee of $1,000,000.

                  (iii) In the event that either DHS or MAI shall fail or refuse to consummate the transactions contemplated by this Agreement for no reason, or for any reason which would not give such party the right to terminate this Agreement in accordance with this Article IX, then the party which is prepared to consummate the transactions hereunder may, so long as it is not in material breach of any representation, warranty, covenant or agreement on its part hereunder, terminate this Agreement by written notice to the non-performing party, whereupon the non-performing party shall pay or cause to be paid to the terminating party, by wire transfer of same day funds on the day of such termination, a termination fee of $375,000; and the payment of such termination fee shall relieve the party making payment from any liability under Section 9.02(a)(ii) above.

                  (c) The parties acknowledge that the agreements contained in this Section 9.02 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties hereto would not enter into this Agreement; accordingly, if either party fails promptly to pay any amount due pursuant to this Section 9.02, and in order to obtain such payment, either party commences a suit which results in a judgment against the non-paying party for any fee or expense reimbursement set forth in this Section 9.02, the non-paying party shall pay to the other party its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the publicly announced prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

                                    ARTICLE X
                                  MISCELLANEOUS

         Section 10.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class mail postage prepaid), or by overnight express courier (charges prepaid or billed to the account of the sender) to the parties at the following addresses or facsimile numbers:



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                  If to DHS, to:

                                    Diagnostic Health Services, Inc.
                                    2777 Stemmons Freeway, Suite 1525
                                    Dallas, Texas  75207
                                    Fax:  (214) 631-8537
                                    Attention:  Brad A. Hummel

                                    with a copy to:

                                    Greenberg Traurig
                                    200 Park Avenue
                                    New York, New York  10166
                                    Fax:  (212) 801-6400
                                    Attention:  Shahe Sinanian, Esq.

                  If to MAI or Merger Subsidiary, to:

                                    Medical Alliance, Inc.
                                    2445 Gateway Drive, Suite 150
                                    Irving, Texas  75063
                                    Fax:  (972) 756-6005
                                    Attention:  Paul Herchman

                  with a copy to:

                                    Jackson Walker L.L.P.
                                    901 Main Street, Suite 6000
                                    Dallas, Texas  75202
                                    Fax:  (214) 953-5822
                                    Attention:  Richard F. Dahlson, Esq.

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if delivered personally, upon delivery, (b) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 10.01 and the appropriate facsimile confirmation is received, (c) if given by mail in the manner described above, on the third business day after mailing, or (d) if delivered by overnight express courier, on the next business day.

         Section 10.02 Entire Agreement Non-Survival of Representations and
Warranties: Third Party Beneficiaries.

                  (a) This Agreement (including any exhibits hereto), the other agreements referred to in this Agreement and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior



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agreements, understandings and negotiations, both written and oral, between the parties with respect to such subject matter (including, without limitation, the Original Agreement and all documents, instruments and agreements executed in connection therewith). None of this Agreement, the Confidentiality Agreement or any other agreement contemplated hereby or thereby (or any provision hereof or thereof) is intended to confer on any Person other than the parties hereto or thereto any rights or remedies (except that Article I is intended to confer rights and remedies on the Persons specified therein).

                  (b) The MAI Disclosure Letter, the DHS Disclosure Letter and any Exhibits attached to this Agreement and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

                  (c) The representations and warranties contained herein or in any schedule, instrument or other writing delivered pursuant hereto shall not survive the Effective Time.

         Section 10.03 Amendment. This Agreement may be amended, supplemented or modified by action taken by or on behalf of the respective Boards of Directors of the parties hereto at any time prior to the Effective Time, whether prior to or after the DHS Stockholders' Approval and/or MAI Shareholders' Approval shall have been obtained, but after such adoption and approval only to the extent permitted by applicable law. No such amendment, supplement or modification shall be effective unless set forth in a written instrument duly executed by or on behalf of each party hereto.

         Section 10.04 Waiver. At any time prior to the Effective Time, any party hereto may, to the extent permitted by applicable law (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the covenants, agreements or conditions of the other parties hereto contained herein. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party extending the time of performance or waiving any such inaccuracy or non-compliance. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any fixture occasion.

         Section 10.05 Expenses. Except as otherwise specified in Section 9.02 or agreed in writing by the parties, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement, whether or not the Merger is consummated, shall be paid by the party incurring such cost or expense.

         Section 10.06 Successors and Assigns. The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, however, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other parties hereto except that Merger Subsidiary may (subject to Section 5.15) assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct wholly-owned



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Subsidiary of MAI, it being understood that no such assignment shall relieve
Merger Subsidiary from any of its obligations hereunder.

         Section 10.07 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas (without regard to principles of conflict of laws).

         Section 10.08 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement may be brought against any of the parties in any state or federal court sitting in Dallas County, Texas, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and waives any objection to venue laid therein. Each party hereto agrees that service of process upon such party at the address referred to in Section 10.01, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

         Section 10.09 Counterparts: Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

         Section 10.10 Interpretation When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of this Agreement or a Schedule to the subject Disclosure Letter unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to May 18, 1999.

         Section 10.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term, provision, covenant or restriction of this Agreement is invalid, void, unenforceable or against public policy, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         Section 10.12 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.



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         Section 10.13 Performance by Merger Subsidiary. MAI shall cause Merger
Subsidiary to perform each of Merger Subsidiary's duties and obligations under this Agreement.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first set forth above.



                                              MEDICAL ALLIANCE, INC.


                                              By: /s/ PAUL HERCHMAN

                                                 Name:  Paul Herchman
                                                 Title: Chief Executive Officer

                                              DHS ACQUISITION CORP.

                                              By: /s/ PAUL HERCHMAN

                                                 Name:  Paul Herchman
                                                 Title: Chief Executive Officer

                                              DIAGNOSTIC HEALTH SERVICES, INC.

                                              By: /s/ BRAD A. HUMMEL

                                                 Name:   Brad A. Hummel
                                                 Title:  President



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